UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Sec.240.14a-12

SOUTHSIDE BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 14, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Thursday, May 14, 2026, at 11:30 a.m., central time, for the purpose of considering and acting upon the following:

1.the election of six nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”), four of whom are to serve until the 2029 Annual Meeting of Shareholders, one to serve until the 2028 Annual Meeting of Shareholders and one to serve until the 2027 Annual Meeting of Shareholders;
2.a non-binding advisory vote on the compensation of the Company's named executive officers;
3.the approval of an amendment to the Company's Restated Certificate of Formation to authorize the issuance of up to 8,000,000 shares of flexible preferred stock;
4.the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2026; and
5.the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  You will be able to ask the Company’s officers and directors questions at the Annual Meeting. Representatives from EY, the Company’s independent registered certified public accounting firm, are expected to be in attendance and available to answer your appropriate questions or make a statement if they so desire.

Only shareholders registered on the Company’s books as owners of shares of common stock at the close of business on March 16, 2026, are entitled to vote at the Annual Meeting, which we refer to as the record date.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you plan to attend the Annual Meeting.  Your proxy may be revoked by notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ H. J. Shands, III
H. J. Shands, III
Chairman of the Board
Tyler, Texas
March 25, 2026

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on Thursday, May 14, 2026:

The Company's Proxy Statement and 2025 Annual Report on Form 10-K are available on the Company's website at https://southside.com/proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.
i

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2026

TO OUR SHAREHOLDERS:
This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Thursday, May 14, 2026, at 11:30 a.m., central time, for the purpose of considering and acting upon the following:
1.the election of six nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”), four of whom are to serve until the 2029 Annual Meeting of Shareholders, one to serve until the 2028 Annual Meeting of Shareholders and one to serve until the 2027 Annual Meeting of Shareholders;
2.a non-binding advisory vote on the compensation of the Company's named executive officers;
3.the approval of an amendment to the Company's Restated Certificate of Formation to authorize the issuance of up to 8,000,000 shares of flexible preferred stock;
4.the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2026; and
5.the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
This Proxy Statement and a proxy card, as well as the Company's Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements, are first being sent or made available to shareholders on or about March 25, 2026.
You are encouraged to review all of the information contained in the proxy materials before voting.
VOTING OF PROXY
If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:
•FOR the election of all of the nominees named in this proxy statement as directors;
•FOR the approval of the advisory vote on the compensation of the Company's named executive officers;
•FOR the approval of the amendment to the Restated Certificate of Formation to create flexible preferred stock;
•FOR the ratification of the appointment of EY.
The Proxies will use their discretion with respect to voting on any other matters presented for a vote at the meeting.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the 2025 Annual Meeting of Shareholders.  This vote will not amount to a ratification of any action taken at that meeting nor will it indicate approval or disapproval of that action.
If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or Internet by following the instructions below.  Voting instructions also appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.
•To vote by mail, complete, sign, and return the enclosed proxy card in the postage paid envelope provided or return to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717.
•To vote by telephone, call toll free 1-800-690-6903 within the United States (“U.S.”), U.S. territories and Canada on a touch tone telephone by 11:59 p.m. eastern time on May 13, 2026. Have your proxy card in hand and follow the instructions.
•To vote by Internet, access the voting site at www.proxyvote.com. You will need the control number printed on your notice or proxy card.
The telephone and Internet voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or

Southside Bancshares, Inc. | 2026 Proxy Statement | 1

nominee. Brokers only have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that the proposal to elect directors, the advisory vote on the compensation of the Company's named executive officers (the “Say-on-Pay” vote) and the approval of the amendment to the Company's Restated Certificate of Formation to create flexible preferred stock are not considered routine matters. Consequently, if you do not give your broker or nominee specific voting instructions with respect to such proposals, your street name shares will be treated as broker non-votes with respect to those proposals (see “Quorum, Voting Rights and Procedures” below) and will have no effect on the outcome of such proposals. The proposal to ratify the Audit Committee’s appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2026 is considered a routine matter.

If you hold your shares in street name and want to vote at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting. You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.

REVOCABILITY OF PROXY
Your proxy may be revoked by providing notice in writing to the Corporate Secretary at the Company’s principal executive offices, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on March 16, 2026, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on March 16, 2026, the record date, there were approximately [X] shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all of the proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, in person or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Consequently, at least [X] shares of our common stock must be present in person or by proxy, in order for us to have a quorum at the Annual Meeting. In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares present or represented at the meeting and entitled to vote at the meeting may adjourn the Annual Meeting to a later date to allow the solicitation of additional proxies or other measures to obtain a quorum. Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Proposal 1, the election of four directors to serve until the 2029 Annual Meeting, one to serve until the 2028 Annual Meeting and one to serve until the 2027 Annual Meeting, requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote in the election of directors; provided, however, that if, as of the record date, the number of nominees for director exceeds the number of positions on the Board to be filled by election at such meeting, or a “contested election,” then the directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of shares cast “for” a director’s election exceeds the number of shares cast “against” a director’s election, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. A “plurality of the votes cast” means that the director nominees who receive the highest number of “for” votes will be elected to the Board. The Board has proposed six nominees for election at the Annual Meeting. No other nominees for election to the Board have been submitted for election in accordance with our bylaws. Thus, the Board has determined that this is not a contested election, and each director nominee will be elected by a majority of the votes cast.
Under our bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of the votes cast shall promptly tender his or her resignation to the Board, the effectiveness of which will be conditioned upon and subject to acceptance by the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken, after which the Board will vote to decide whether to accept the recommendation of the Corporate Governance and Nominating Committee and will promptly disclose that decision and the rationale behind its decision.
Proposal 2, the non-binding Say-on-Pay vote, and Proposal 4, the ratification of EY as the Company’s independent registered certified public accounting firm, and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.

Southside Bancshares, Inc. | 2026 Proxy Statement | 2

Proposal 3, the approval of the amendment to the Company's Restated Certificate of Formation to create flexible preferred stock, requires the approval by two-thirds of the Company's outstanding shares of common stock entitled to vote in person or by proxy.
EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstain from voting and broker non-votes votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, abstentions and broker non-votes will not be counted in determining whether a director has received a majority of the votes cast for his or her election.
For Proposals 2 and 4, and for any other matter that may properly come before the meeting, abstentions will be included in vote totals and, as such, will have the same effect on those proposals as a vote against such proposals. Broker non-votes will not be included in vote totals and, as such, will have no effect on such proposals.
For Proposal 3, abstentions and broker non-votes will have the same effect as a vote against the proposal.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board is currently comprised of 14 directors. The Board is classified into three classes, one of which is currently comprised of seven directors, one class comprised of four directors, and one class comprised of three directors. As previously disclosed, Michael J. Bosworth will retire from the Board, effective as of the Annual Meeting. If the proposed nominees are elected, following the Annual Meeting, the Board will be comprised of 13 directors, with two classes comprised of four directors and one class comprised of five directors. Under NYSE listing rules, a majority of the Board must be comprised of independent directors and board classes must be approximately equal in size. The Board has determined each director is independent under NYSE listing rules, except for Keith M. Donahoe and Lee R. Gibson. If the proposed nominees are elected at the 2026 Annual Meeting, the Board will be comprised of 85% independent directors.
The four nominees for election at the Annual Meeting to serve a three-year term expiring at the 2029 Annual Meeting, one nominee for a two-year term expiring at the 2028 Annual Meeting and one nominee for a one-year term expiring at the 2027 Annual Meeting are identified below.
Term Expiring 2029
•Lawrence L. Anderson, M.D.
•Keith M. Donahoe
•H. J. Shands, III
•Preston L. Smith

Term Expiring 2028
•Jeb W. Jones

Term Expiring 2027
•Raymond C. McKinney, CPA

All of the nominees are currently directors of the Company, and the Company's subsidiary, Southside Bank (the “Bank”), and were previously elected to the Board by the Company's shareholders, with the exception of Mr. Donahoe, Mr. Jones and Mr. McKinney, who were appointed to the Board effective November 15, 2025. For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”
Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons recommended by the Corporate Governance and Nominating Committee and nominated by the Board as nominees for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more of the nominees shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board.
The Board recommends a vote FOR the election of each of the director nominees.

Southside Bancshares, Inc. | 2026 Proxy Statement | 3

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information regarding our current directors and director nominees and their knowledge, skills and experience attributes.

Directors and Nominees	Age	Director Since	Gender	Ethnicity	Knowledge, Skills and Experience
					Executive Experience	Banking/Financial Services Industry	CRE(1)	Accounting/Audit	Risk	Strategic Planning	Corporate Governance	Legal(2)	IT(3)	HR(4)
Lawrence L. Anderson, M.D.	69	2010	Male	White	✓					✓			✓
S. Elaine Anderson, CPA	73	2014	Female	White	✓	✓		✓	✓	✓	✓	✓	✓
Michael J. Bosworth(5)	75	2017	Male	White	✓			✓	✓	✓			✓
Kirk A. Calhoun, M.D.	73	2024	Male	African American	✓			✓	✓	✓	✓			✓
Patricia A. Callan	67	2014	Female	White	✓	✓				✓	✓			✓
Shannon Dacus	57	2020	Female	Hispanic		✓			✓		✓	✓
Keith M. Donahoe	55	2025	Male	White	✓	✓	✓			✓			✓
Alton L. Frailey	64	2022	Male	African American	✓		✓			✓	✓
John R. (Bob) Garrett	72	2009	Male	White	✓		✓			✓
Lee R. Gibson, CPA	69	2015	Male	White	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Jeb W. Jones	53	2025	Male	White	✓		✓	✓		✓			✓	✓
Raymond C. McKinney, CPA	53	2025	Male	White	✓		✓	✓		✓
H. J. Shands, III	70	2017	Male	White	✓	✓		✓	✓	✓	✓	✓
Preston L. Smith	70	2009	Male	White	✓		✓		✓	✓	✓	✓
(1) Commercial Real Estate (“CRE”), including construction.
(2) Includes regulatory and compliance.
(3) Information Technology (“IT”), which includes information security.
(4) Human Resources (“HR”), which includes executive compensation.
(5) Retiring from the Board effective as of the Annual Meeting.

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The following table sets forth information regarding our director nominees, our continuing directors and our current executive officers.  Our Board is divided among three classes, as described above.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2029 ANNUAL MEETING
LAWRENCE L. ANDERSON, M.D. (69) – Dr. Anderson was the founder of Dermatology Associates of Tyler and served as the medical director from 1996 to 2012. He then served as Chief Medical Officer for Oliver Street Dermatology from 2012 to 2016 and in the same role for U.S. Dermatology Partners until 2019. He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland. He is a published author with a number of publications, presentations and lectures to his credit. Dr. Anderson’s management, leadership skills and healthcare industry knowledge, combined with his knowledge of business and finance, qualify him to be a member of the Board.

KEITH M. DONAHOE (55) – Mr. Donahoe currently serves as President and Chief Executive Officer (“CEO”) of the Company and the Bank, he has served as President of the Company and the Bank since May 2024 and CEO since January 2026. Upon joining the Bank in 2021, he first served as Austin Market President and later as Central Texas Regional President. Prior to joining Southside, he was with Frost Bank, a regional bank in Texas for 26 years, of which he served as an Executive Vice President for 10 years. Mr. Donahoe is a graduate of Texas Tech University with over 30 years of commercial banking experience. Mr. Donahoe previously served as Board Chair of both the Health Alliance for Austin Musicians and the Real Estate Council of Austin. Mr. Donahoe's over 30 years of banking experience, combined with his leadership and management skills, qualify him to be a member of the Board.

H. J. SHANDS, III (70) – Mr. Shands retired on April 30, 2020 as Southside Regional President, East Texas, a role he held since the acquisition of Diboll State Bancshares, Inc. by the Company on November 30, 2017. He previously served as President and CEO of First Bank & Trust East Texas for 26 years and was Treasurer of Temple Inland Inc., a major manufacturer of corrugated packing and building products, with diversified banking and financial services operations. Mr. Shands served as Vice Chairman of the Finance Commission of Texas where he represented the banking industry for 8 years. He is a Trustee for the Marguerite Fairchild Foundation and previously served as a Trustee for the T.L.L. Temple Foundation. He is currently a director for Contractor's Supply Inc. He also served on the Board of Directors and was Past Chairman for CHI Memorial Health Center of East Texas, City of Lufkin 4B Economic Development and First Bank of Conroe, N.A. Mr. Shands' over 40 years of banking experience, leadership, business development and management skills qualify him to be a member of the Board.

PRESTON L. SMITH (70) – Mr. Smith has been the President and owner of PSI Production, Inc., a petroleum exploration and production company since 1985. He is a member of the Independent Petroleum Association of America and served as Northeast Texas Representative to the Board of Directors from 1999 to 2005. Mr. Smith is a managing member of Wildwood Environmental Credit Company, which serves as the conservation steward for over 40,000 acres of protected, high value ecosystems including the Pineywoods Mitigation Bank. Mr. Smith served on the Board of Trustees for All Saints Episcopal School of Tyler from 1994 to 2014, is a member of the Board of Trustees of the McCallie School in Chattanooga, TN., a former Chairman of the Board of CHRISTUS Trinity Mother Frances Health System and a member of the University of Texas at Tyler Engineering School Advisory Board. Mr. Smith’s management and leadership skills, combined with his knowledge of the oil and gas industry, emerging environmental credit markets and the healthcare industry qualify him to be a member of the Board.

NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2028 ANNUAL MEETING
JEB W. JONES (53) – Mr. Jones is the CEO of Pro Star Rental, a multi-site equipment rental company in Texas, a spin-off of the Cassity Jones Companies in 2015 through Pro Star Capital LP, in which he serves as President and General Partner. Prior to the spin off, he served as the Chief Operating Officer of the Cassity Jones Companies, a portfolio of real estate supply and service companies, which included building material supply, flooring, commercial construction, and commercial real estate, from 2009 to 2015. Mr. Jones began his career in management consulting and financial valuation before joining Tenet Healthcare, where he held various management positions throughout Texas from 2002 to 2009, including Chief Operating Officer of Nacogdoches Medical Center. Mr. Jones has served on the boards of numerous organizations including: Vice Chair of the Christus Health Northeast Texas Region, Past Chair of Hospice of East Texas, Past Chair of the City of Tyler Planning and Zoning Commission and executive committee of The Texas Lyceum. He holds a BA in economics from Texas A&M University and an MBA from Harvard Business School. Mr. Jones commercial construction and real estate experience, combined with his knowledge of the healthcare industry and management skills qualify him to be a member of the Board.

NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2027 ANNUAL MEETING

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RAYMOND C. MCKINNEY, CPA (53) – Mr. McKinney is CEO and President of The Genecov Group, a real estate and oil & gas investment company based in Tyler, Texas, a position he has held since 2016. Prior to joining the Genecov Group in 2015, he served as a Partner at Gollob Morgan Peddy P.C., an East Texas public accounting firm, from 2013 to 2014, and held various senior positions with the accounting firm previously. Mr. McKinney currently serves as a member of the UT Health Tyler Board of Trustees, the UT Tyler Audit Committee and is a Past Chairman of the Tyler Economic Development Council. He is a graduate of Louisiana Tech University and a licensed Certified Public Accountant. Mr. McKinney will serve on the Company's Audit Committee and Risk Committee, and the Bank's Executive/Loan and Discount Committee and Compliance/IT/CRA Committee. Mr. McKinney’s management and leadership skills, combined with his knowledge of the commercial real estate and oil and gas industries and financial expertise, qualify him to be a member of the Board.

DIRECTORS CONTINUING UNTIL THE 2028 ANNUAL MEETING
SHANNON DACUS (57) – Ms. Dacus is president and owner of the Dacus Firm, a minority and female-owned law firm in Tyler, Texas. She has been practicing law since 1994, with a focus on commercial litigation. She is past president of the Tyler Area Chamber of Commerce, the Tyler Economic Development Council, and the CHRISTUS Northeast Texas Health System boards of directors. She served on the board of an East Texas bank for almost 5 years, where she served as a member of the Audit Committee and Chair of the Risk and Compliance Committee. Ms. Dacus holds the distinction of being the first Hispanic female to chair the boards of the Tyler Area Chamber, the Texas Bar Foundation and the Tyler Economic Development Council, among others. She has received numerous honors, including the T.B. Butler Distinguished Citizen Award, the Adelante Award from the Hispanic Business Alliance, and the Legacy of Service Award from Women in Tyler. Ms. Dacus' legal background, business management experience, and leadership skills qualify her to be a member of the Board.

ALTON L. FRAILEY (64) – Mr. Frailey is President of Alton L. Frailey & Associates, LLC, specializing in leadership development, community engagement, school board team building, and executive coaching. Mr. Frailey earned his bachelor’s degree in Elementary Education and master’s degree in Educational Administration from Stephen F. Austin State University. He received his superintendent certification from the University of Texas at Tyler. Mr. Frailey has been involved in education for 43 years, serving most recently as the past superintendent for Katy Independent School District, as well as one other district in Texas and one in Ohio. Mr. Frailey served as past chair of the Stephen F. Austin State University Board of Regents, president of the American Association of School Administrators, the Texas Association of School Administrators, and the Urban Superintendents Association of America, as well as chairman of the University Interscholastic League Legislative Council. He served on the boards of directors for the Katy Area Chamber of Commerce, Katy Area Economic Development Council, Junior Achievement of Southeast Texas, West Houston Association and The Bible Seminary. Mr. Frailey has received numerous honors and awards including Texas Music Educators Association Distinguished Administrator, Region 4 Administrator of the Year, Who’s Who in Executives and Professionals, and the Trailblazer Award by South Dallas Business and Professional Women’s Club, Inc. Mr. Frailey's extensive executive experience and knowledge of leadership development, qualify him to be a member of the Board.

LEE R. GIBSON, CPA (69) – Mr. Gibson retired on December 31, 2025 as CEO of the Company and the Bank, a role he held since January 2017. He also previously served as President of the Company and the Bank from 2015 to 2024 and served as an executive and the Chief Financial Officer of the Company and the Bank from 2000 to 2015, and held various other roles throughout his career with the Company which began in 1984. He currently serves as President and Director of Bethesda Health Clinic, Director and Executive Committee Member of the Tyler Economic Development Council and a Board member of the R.W. Fair Foundation. He previously served as Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas for six years, Council of Federal Home Loan Banks for two years, as well as a Director of the Texas Bankers Association. Mr. Gibson has over 40 years of banking experience, is a CPA and has extensive financial knowledge, which qualify him to be a member of the Board.

DIRECTORS CONTINUING UNTIL THE 2027 ANNUAL MEETING
S. ELAINE ANDERSON, CPA (73) – Ms. Anderson has a BBA with a major in accounting from Indiana University and has been a licensed CPA since 1976. She served as a director of OmniAmerican Bancorp from 1996 to December 17, 2014 and as independent Chairperson of the Board from May 2010 to December 17, 2014, when OmniAmerican Bancorp, Inc. (“OmniAmerican”) was acquired by the Company. She served for 24 years with Texas Health Resources as Senior Vice President and Chief Compliance Officer prior to retiring in January 2016. In that role, she had responsibilities for compliance, privacy, information security and enterprise risk management. Texas Health Resources is one of the largest nonprofit healthcare systems in the U.S. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers from 1980 to 1991. Ms. Anderson served as the Treasurer for Arborlawn United Methodist Church Foundation for 30 years. Her memberships have included the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Health Care Compliance Association. Ms. Anderson's public accounting experience, understanding of financial statements and experience as the Chief Compliance Officer for a large healthcare system, qualify her to be a member of the Board.

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KIRK A. CALHOUN, M.D. (73) – Dr. Calhoun currently serves as President of the University of North Texas Health Science Center and previously served as President of The University of Texas (“UT”) at Tyler from 2002 until his retirement in 2024. Dr. Calhoun started his medical career in Internal Medicine private practice and subsequently pursued his passion in academic medicine. He has served in academic medical leadership positions for over 40 years, in many different roles including Corporate Medical Director of UT Medical Branch at Galveston (UTMB) HealthCare Systems, Senior Vice President of Parkland Hospital, the Associate Dean of Clinical Affairs at the UT Southwestern Medical School and subsequently serving a combined 22 years as President of UT at Tyler and The UT Health Science Center at Tyler. Dr. Calhoun also previously served as chairman of the board of directors for the UT Health East Texas Health System, and on the executive committee of Teaching Hospitals of Texas and is the immediate Past Chair of the American Association of Medical Colleges Board of Directors. Dr. Calhoun has received numerous awards for his work and leadership in healthcare, public health, higher education delivery and community service, including the prestigious Doctor Luke Society and the T.B. Butler Citizen of the Year Award in 2021. Dr. Calhoun’s extensive executive experience, combined with business management and leadership skills, qualify him to be a member of the Board.

PATRICIA A. CALLAN (67) – Ms. Callan is a principal of Callan Consulting, which has provided sales management, insurance, managed care and healthcare related consulting services in the Dallas/Fort Worth area since 2001. She previously held executive management positions in Texas and Kentucky for regional and national insurance companies and owned an independent insurance agency in Lexington, Kentucky. She also served on the Board of Directors of OmniAmerican from 2006 to December 17, 2014, when OmniAmerican was acquired by the Company. Ms. Callan holds a Texas General Lines License. Ms. Callan’s extensive business management and leadership experience qualify her to be a member of the Board.

JOHN R. (BOB) GARRETT (72) – Mr. Garrett is a residential and commercial real estate developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002. Mr. Garrett is also President of the R. W. Fair Foundation and a member of the UT at Tyler Development Board. He is a former Chairman of the Board of Regents at Stephen F. Austin State University and a former member of the UT Tyler School of Medicine Admissions Committee. He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders. Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.

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EXECUTIVE OFFICERS
SHERRI ANTHONY (66) – Ms. Anthony currently serves as Chief Banking Officer of the Bank, a position she has held since January 2024. She joined the Bank in 2017, upon the acquisition of Diboll State Bancshares, Inc, where she served as Chief Compliance Officer with First Bank and Trust East Texas. Prior to her current role, she served as Senior Vice President and Retail Market Manager of the Bank from 2017 until December 2023. In her current role, she is responsible for retail banking in all of the Company's regions. Ms. Anthony is a graduate of the University of West Alabama and has over 40 years of banking experience. She is involved with the Salvation Army, Angelina Chamber of Commerce and Leadership Alumni Association.

T. L. ARNOLD, JR. (62) – Mr. Arnold currently serves as Chief Credit Officer (“CCO”) of the Company and of the Bank, as well as advisory director of the Bank. He previously served as Executive Vice President and Senior Credit Officer of the Bank from December 2014 until March 2019. He joined the Bank in December 2014, upon the acquisition of OmniAmerican Bank, where he served as Senior Executive Vice President and Chief Credit Officer. Mr. Arnold is a graduate of The University of Texas at Arlington and has over 40 years' experience in the banking and financial services industry. He serves on the Board of Directors for William Mann Community Development Corporation and is actively involved in Meals on Wheels of Tarrant County.

CURTIS R. BURCHARD (64) – Mr. Burchard currently serves as Chief Lending Officer (“CLO”) of the Company and of the Bank, a position he has held since June 2024, as well as advisory director of the Bank. He previously served as Senior Executive Vice President upon joining the Company in 2023. He previously served at Texas Capital Bank from 2018 to 2023, including positions as Head of Commercial Real Estate and Head of Real Estate (Commercial Real Estate and Homebuilding). In his current role, he is responsible for oversight of all lending activities in all of the Company's market areas. He has over 40 years of commercial banking experience.

MITCHELL CRADDOCK (45) – Mr. Craddock currently serves as Chief Operating Officer (“COO”) of the Company and of the Bank, a position he has held since November 2025. Upon joining the Bank in 2024, he served as Executive Vice President and Associate Chief Operations Officer of the Bank from August 2024 to November 2025. He previously served at Q2, a digital banking solutions company, from 2011 to 2024, and most recently as Vice President of Premier Services at Q2, where his role included creating vision and strategy for business development and streamlining processes and systems to drive revenue growth and improve operational efficiencies. He also previously served in various information technology and bank operations roles with the Bank from 2002 to 2011. Mr. Craddock has over 20 years of experience in the banking industry.

SUNI DAVIS, CPA (50) – Ms. Davis currently serves as Chief Treasury Officer (“CTO”) of the Company and the Bank, a position she has held since September 2024. Prior to her current role, she served as Chief Risk Officer from 2016 to 2024; and as Senior Vice President and Investment Officer prior to that. Ms. Davis obtained her BBA degrees in Finance and Accounting from the University of Texas at Tyler, is a Certified Public Accountant and holds a Certified Enterprise Risk Professional certification from the American Bankers Association. She joined the Bank in 1999 and is responsible for investment accounting, funds management, liquidity and interest rate risk. Ms. Davis is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants (“TXCPA”) and the East Texas Chapter of the TXCPA.

KEITH M. DONAHOE (55) – Mr. Donahoe currently serves as President and CEO of the Company and the Bank, he has served as President of the Company and the Bank since May 2024 and CEO since January 2026. As Mr. Donahoe is also a director of the Company and the Bank, please see “NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2029 ANNUAL MEETING” above for further biographical information with respect to Mr. Donahoe.

JARED GREEN (45) – Mr. Green currently serves as Regional President, East Texas, of the Bank, a position he has held since 2020. Prior to his current role, he served as Executive Vice President, Commercial Banking from 2013 to 2020. In his current role, he is responsible for strategic planning, coordination and implementation of lending operations in the East and Southeast Texas markets. Mr. Green obtained his BBA from Baylor University and his Masters in Finance from The University of Texas at Dallas. He has over 20 years of commercial banking experience. Mr. Green currently serves as a member of the Board of Trustees of The Brook Hill School and is a member of the Board of Trustees of Willow Brook Country Club.

ANNE MARTINEZ (51) – Ms. Martinez currently serves as Chief Risk Officer (“CRO”), of the Company and the Bank, a position she has held since September 2024. Prior to her current role, she served as Executive Vice President and Senior Loan Review Officer from 2012 to 2024. In her current role, she is responsible for enterprise risk management. Ms. Martinez obtained a BBA degree in Finance and Accounting from Texas A&M University. She joined Southside in 1999 and has over 28 years of banking and credit experience. Ms. Martinez currently serves on Moody's Community Banking Advisory Board and as Vice Chairman of the Texas A&M University Commercial Banking Program Board.

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APRIL PINKLEY, CPA (55) – Ms. Pinkley currently serves as Chief Accounting Officer (“CAO”), of the Company and the Bank, a position she has held since September 2024. Prior to her current role, she served as Controller of the Company since 2010, and as an Executive Vice President since 2023. Ms. Pinkley earned a BBA degree in accounting from UT Tyler and has over 20 years of banking experience. In her current role, she is responsible for the oversight of accounting, accounts payable and payroll departments. Ms. Pinkley is a member of the American Institute of Certified Public Accountants, the TXCPA and the East Texas Chapter of the TXCPA. She previously served on the Finance Committee of the United Way of East Texas and the board of The Rock of Living Water Ministry.

JULIE N. SHAMBURGER, CPA (63) – Ms. Shamburger currently serves as Chief Financial Officer (“CFO”) of the Company and the Bank, a position she has held since 2016. She is also an advisory director of the Bank. Ms. Shamburger served as Executive Vice President and Chief Accounting Officer from 2011 until April 2016. Ms. Shamburger joined the Bank in 1982 and has over 40 years of accounting experience. Ms. Shamburger is a graduate of the University of Texas at Tyler. Ms. Shamburger provides oversight to the Bank's funds management and investor relations. She is also responsible for the oversight of regulatory and Securities and Exchange Commission ("SEC") reporting as well as the daily accounting practices of the Company and the Bank. She currently serves as a member of the Board of Directors of Alzheimer's Alliance of Smith County. Ms. Shamburger is a member of the American Institute of Certified Public Accountants, the TXCPA and the East Texas Chapter of the TXCPA.

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CORPORATE RESPONSIBILITY
Since Southside first opened our doors in 1960, we have remained deeply committed to serving our communities and stakeholders. Our mission to bring prosperity, security and wealth to the people and businesses of Texas drives us to a culture of thoughtful and responsible action. We are committed to operating responsibly for the betterment of our business, communities and stakeholders.

Team Members

Team Members are our greatest asset, and the success of our business depends on our team and our ability to attract, retain and develop team members. We are deeply committed to our team members and are focused on the well-being and personal and professional development of our team members through our many corporate development initiatives including: corporate mentorship program, bank-wide professional coaching, leadership and training programs and team member recognition awards. We have a designated training department and maintain extensive training programs from entry level to manager level. During 2025, team members completed over 26,000 training hours in person and virtually.
Our “Southside Serves” volunteer program allows full-time team members to volunteer up to 20 hours of paid time off (“PTO”) each year with an approved organization of their choice. We believe this program not only strengthens our team members and communities but also reflects our strong corporate culture.
We offer a broad range of benefits including, but not limited to, 15-30 days of annual PTO based on length of employment, sick leave, participation in our Employee Stock Ownership Plan (“ESOP”) and adoption and educational reimbursement. In 2026, we implemented a Paid Parental Leave Benefit, which enhanced the paid leave benefits previously provided to eligible team members to care for their newborn or newly adopted child.
In 2025, we were recognized as a "Best Bank to Work For" by American Banker, for the fourth consecutive year, named one of the "Best Companies to Work For in Fort Worth" by Fort Worth, Inc. for the third consecutive year, and for the first time, recognized as one of the "Best Places to Work in Texas" by the Best Companies Group. These awards identify organizations that excel at creating positive and supportive workplaces for team members.

Community
We have a rich history of community involvement and take great pride in serving the communities in which we operate. Our commitment to these communities is reflected through charitable contributions, community service, financial education programs and community development initiatives. In 2025, we donated over $1.1 million, our team members volunteered over 7,000 hours benefiting the communities we serve and approximately $697 million in Community Development loans were originated.

In 2025, we conducted financial empowerment sessions at a local community college, reaching over 600 students, hosted a financial literacy event at a local school, in which over 200 students and family members attended, and participated in a mentorship program for an economically disadvantaged school, mentoring on leadership and financial empowerment.
We are proud to have received the Texas Bankers Association Cornerstone Award in 2025, which honors Texas Banks with remarkable efforts for the betterment of their communities.

Governance
We believe good governance practices and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value. We seek to follow best governance practices and maintain Corporate Governance Guidelines, which can be accessed on the Company’s website at https://southside.com/governance. Our Board is currently 86% independent, and we maintain an independent Chairman of the Board. All committees of the Company Board have female representation and females serve as Chairpersons of the Audit Committee and Corporate Governance and Nominating Committee. We are committed to Board refreshment. The Board has a policy regarding term limits, which requires Board members to retire on the date of the next Annual Meeting of Shareholders following their 75th birthday.

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Cybersecurity
We have a dedicated Information Security Department (the “Department”), which is led by our Chief Information Security Officer (“CISO”), who reports directly to the CRO. The Department serves to protect the security and confidentiality of customer information, protect against any threats or hazards to the security or integrity of Company information and protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to our customers. For a further discussion of cybersecurity, as well as related risks, risk management strategies and governance, please see “Part I - Item 1C. Cybersecurity” in our Form 10-K, filed with the SEC on February 27, 2026.
During 2025, in addition to on-going training and awareness for team members, the Department facilitated a Cybersecurity awareness month, in which team members completed training sessions and interactive games on information security best practices including: strong passwords, security awareness, mobile device security, social media and reporting incidents. More than 8,000 hours of cybersecurity training were completed by employees during 2025. In addition, the Board completed various training sessions on Information Security, including a training session hosted by the CISO.

Sustainability

We believe operating sustainably creates long-term value for our customers, communities and shareholders through reducing risks, strengthening our communities and helping us meet expectations of our stakeholders. We practice being a good steward of our resources through several initiatives including: enhancing, upgrading and building our facilities with environmental impact in mind; adopting various energy-efficient updates; offering an assortment of digital banking solutions to customers; and shredding and recycling paper through third party vendors. We have an Environmental Policy Statement, which outlines our commitment to environmental stewardship and operating responsibly, as well as efforts to support this commitment. Our Environmental Policy Statement is available on the Company’s website at https://southside.com/governance.

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CORPORATE GOVERNANCE
Board Leadership Structure
Our Board functions in a collaborative fashion that emphasizes active participation by all members. Our business is conducted day-to-day by our officers, under the direction of our President and CEO, Keith M. Donahoe, with oversight from the Board, to enhance the long-term value of the Company for its shareholders. Mr. Donahoe also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board determines who to appoint as our Chairman based on the knowledge and experience of the members then serving on our Board and chooses the person whom it believes best meets the needs of the Company. Both the Chairman and the Vice Chair are independent directors and serve as ex-officio members of the Audit, Corporate Governance and Nominating, Compensation, Risk, and Innovation, Digital Banking and Information Technology Committees.
Board Oversight of Risk
The Board recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes an important part of its responsibility is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment, primarily through the Board's Audit and Risk Committees. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposures. The Risk Committee assists the Board in fulfilling its responsibility for overseeing and improving the Company's enterprise-wide risk management practices, which includes ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession in the Company’s various business units, in conjunction with the Corporate Governance and Nominating Committee. The Innovation, Digital Banking and Information Technology Committee oversees risks related to technology and provides oversight for the Company's innovation and digital banking initiatives. The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a Company-wide basis.
In addition to periodic reports from the Audit, Risk, Corporate Governance and Nominating, Compensation, and Innovation, Digital Banking and Information Technology Committees about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to the Company and the banking industry. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe our risk oversight is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit and Risk Committees and other standing committees.
Independent Directors
The Company’s common stock is listed on the New York Stock Exchange ("NYSE") and NYSE Texas, Inc. under the symbol “SBSI.” NYSE listing rules require a majority of our directors to be “independent directors,” as defined in the NYSE listing rules.  The Board has affirmatively determined that all of the Company’s current directors, other than Keith M. Donahoe and Lee R. Gibson, are independent directors under the NYSE listing rules. Each member of the Board’s Audit, Corporate Governance and Nominating and Compensation Committees qualifies as an independent director, and all other Board committees are comprised of a majority of independent directors. All Board committees are chaired by independent directors.
Board of Directors Meeting Attendance
During 2025, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she served as a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of the Company’s directors were in attendance at the Company’s 2025 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each Annual Meeting of Shareholders and all meetings of the Board and committees on which the directors serve. Annually, directors acknowledge their commitment to attend 75% of board meetings, including committee meetings.
Meetings of Non-Management Directors
The Board meets periodically in scheduled executive sessions with non-management directors. The Chairman of the Board, H. J. Shands, III, who is an independent director, presides over executive sessions.

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Communication with the Board of Directors
Shareholders, employees or other interested parties may send communications to one or more members of the Board by writing to such director(s) or to the Board as a whole in care of the Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the Board as a whole.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all directors, officers and employees of the Company and its subsidiaries.  The Code is available on the Company’s website at https://southside.com/governance.  Within the time period required by the Securities and Exchange Commission (“SEC”) and NYSE, we will post on our website any amendment to the Code and any waiver applicable to any of our directors, executive officers or senior financial officers. We include our website address throughout this filing only as textual references. The information contained on our website is not incorporated into this proxy statement by reference.
Procedures for Reporting Concerns including Accounting, Internal Accounting Controls or Auditing Matters
Management of the Company has established a Whistle Blower Policy, which includes an online reporting system available for reporting concerns, including accounting, internal accounting controls and audit matters, 24-hours, seven-days-a-week.  This is a confidential service by which officers and employees can report to an independent company any issues or concerns, including human resource matters, or any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintenance of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Human resource complaints are reported directly to the Human Resource Director; all other complaints are reported directly to the Chair of the Audit Committee and to the Chief Audit Executive of the Company, and will be reviewed by Internal Audit under the direction of the Audit Committee.  All complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to complying with all applicable securities laws and regulations and, therefore, encourages officers and employees to raise any issues or concerns by using the anonymous online reporting system.
Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. Our insider trading policy is available as Exhibit 19 to our Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
Anti-Hedging and Anti-Pledging Policy
The Company maintains an anti-hedging and anti-pledging policy, which prohibits executive officers, directors and employees who receive equity grants from (1) directly or indirectly engaging in any hedging or monetization transactions, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forward sale contracts and other derivative instruments, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose, (2) engaging in short sale transactions in the Company’s securities or (3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.
The Company maintains this policy to prevent the appearance of a person trading based on inside information, as hedging transactions might be considered short-term bets and a margin sale or foreclosure sale could occur at a time when the pledger is aware of nonpublic information or during a blackout trading period. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of the Company's long-term objectives.

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BOARD COMMITTEES
Southside Bancshares, Inc. Board Committees
The Board has five standing committees:
•Audit Committee;
•Compensation Committee;
•Innovation, Digital Banking and Information Technology Committee;
•Corporate Governance and Nominating Committee; and
•Risk Committee.
Each of the Committees of the Company's Board have a formal written charter, which can be found on the Company’s website at https://southside.com/governance.
Southside Bank Board Committees
The Southside Bank Board has five standing committees:
•Executive Committee;
•Loan/Discount Committee;
•Trust Committee;
•Compliance/IT/CRA Committee; and
•Investment/Asset-Liability Committee (ALCO).
The following table presents the compositions of the Committees of both the Company's Board and the Southside Bank Board, as well as the number of meetings held, for the year ended December 31, 2025:

Directors	Southside Bancshares, Inc.							Southside Bank
	Independent	Board	Committees					Board	Committees
			Audit	Compensation	Innovation, Digital Banking and Information Technology	Corporate Governance and Nominating	Risk		Executive/ Loan and Discount	Trust	Compliance / IT / CRA	ALCO
Lawrence L. Anderson, M.D.	✓	✓			C		✓	✓	✓	✓		✓
S. Elaine Anderson, CPA	✓	✓	C	✓			✓	✓	✓		C
Michael J. Bosworth	✓	✓					✓	✓	✓	✓		C
Kirk A. Calhoun, M.D.	✓	✓		✓	✓	✓	C	✓	✓
Patricia A. Callan	✓	✓		✓		✓		✓	✓			✓
Shannon Dacus	✓	✓	✓			C		✓	✓	✓	✓	✓
Keith M. Donahoe		✓			B			✓	✓	B		B
Alton L. Frailey	✓	✓		C	✓			✓	✓	✓
John R. (Bob) Garrett	✓	VC						VC	✓
Lee R. Gibson, CPA		✓			B			✓	✓	B		B
Jeb W. Jones	✓	✓						✓	✓	✓		✓
Raymond C. McKinney, CPA	✓	✓	✓		✓			✓	✓		✓
H. J. Shands, III	✓	C						C	C
Preston L. Smith	✓	✓	✓		✓	✓		✓	✓	C	✓
Meetings during 2025		15	10	11	4	4	4	13	16	5	10	5

C	Chair
VC	Vice Chair
B	Serves as a Bank officer, which is a non-voting committee member.

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These committees were formed to assist the boards of directors of the Company and the Bank in the discharge of their respective responsibilities.  The purpose and composition of these committees is described below.
Audit Committee of Southside Bancshares, Inc.
The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Corporate Governance and Nominating Committee of the Board has unanimously determined that S. Elaine Anderson, CPA and Raymond C. McKinney, CPA, who both served in 2025, each qualify as an “audit committee financial expert” as defined by the SEC.  The Corporate Governance and Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NYSE listing rules.
The Audit Committee is primarily responsible for the engagement of the Company's independent registered certified public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performance of the independent registered certified public accounting firm, approving the services and fees of the independent registered certified public accounting firm and reviewing and approving the annual audited financial statements of the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered certified public accounting firm, who reports directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees. The Audit Committee reviews the Audit Committee charter on an annual basis.
Corporate Governance and Nominating Committee of Southside Bancshares, Inc.
The Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending candidates for election to the Board and seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Corporate Governance and Nominating Committee reviews a potential new director candidate, it looks specifically at the candidate’s qualifications in light of the current and future needs of the Board and the Company at that time, in conjunction with the existing mix of director attributes.
The Board has established the following process for the identification and selection of candidates for director.  The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Corporate Governance and Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Corporate Governance and Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experiences to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of the Company's shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Corporate Governance and Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board.
The Corporate Governance and Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding director candidates recommended by shareholders.  The Corporate Governance and Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit director candidate recommendations for the 2027 Annual Meeting should write to the Corporate Governance and Nominating Committee in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Corporate Governance and Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Shareholder director recommendations must be submitted to the Corporate Secretary on or before November 25, 2026, in order to be included in the proxy statement for the 2027 Annual Meeting.  See “Shareholder Proposals.”  The Corporate Governance and Nominating Committee is not obligated to recommend any individual proposed by a shareholder as a nominee for election to the Board.  No shareholder recommendations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.
In addition, the Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board candidates to serve on the Compensation Committee, Audit Committee, Risk Committee and Innovation, Digital Banking and Information Technology Committee. These recommendations are submitted to the Board for final approval.
Compensation Committee of Southside Bancshares, Inc.
The Compensation Committee of the Board reviews the Company’s general compensation philosophy and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the

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named executive officers of the Company, all of whom are executive officers of the Company and the Bank.  The boards of directors of the Company and the Bank consider the recommendations of the Compensation Committee and approve the compensation of the named executive officers.  The Committee also reviews and develops recommendations for all director compensation. Pursuant to its charter, which is reviewed by the Committee annually, the Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.
Risk Committee of Southside Bancshares, Inc.
The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company, enterprise-wide risk management, the Company's compliance framework and the governance structure that supports it. The primary responsibility of the Risk Committee is to oversee and improve company-wide risk management practices while assisting the Board by:
•Ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks;
•Overseeing, in conjunction with other Board-level committees or the full Board, if applicable, risks, such as strategic, financial, credit, liquidity, information security, operational, information technology, legal, model, third party, regulatory, interest rate, reputational and other risks;
•Overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine the full oversight of all risks; and
•Approving, in conjunction with the full Board, the Company’s enterprise-wide risk management framework.
In addition to the Company's Board members specified above, also serving on the committee is Anne Martinez, CRO, of the Company and the Bank.
Innovation, Digital Banking and Information Technology Committee of Southside Bancshares, Inc.
The purpose of the Innovation, Digital Banking and Information Technology Committee is to assist the Board in fulfilling its oversight responsibilities with regard to innovation, digital banking and information technology. Specific responsibilities of this committee are:
•Provide oversight on IT strategies and subjects related to digital innovation, digital banking strategies, products and business/IT;
•Review management reports and provide oversight of the implementation of major digital banking, technology innovation and business/IT projects and architecture decisions;
•Review the IT plan which demonstrates objectives and targets for digital banking, technology innovation and business/IT risks, proposals and acquisition processes; and
•Ensure the Company’s digital banking, digital innovation and business/IT programs effectively support its business objectives and strategies.
In addition to the Company's Board members specified above, also serving on the committee are bank officers Sherri Anthony, Faye Bond, Jason Cathey, Mitchell Craddock, Eddie Crawford, Suni Davis, Justin Hutcheson, Keith Leonhardt, Anne Martinez, Mary McLarry, Gary Mills, Chris Phelps, Carlos Renteria, Gordon Roberts, Leigh Anne Rozell, James Schafer, Julie N. Shamburger and Lora Stockhammer.

Southside Bancshares, Inc. | 2026 Proxy Statement | 16

COMMITTEES OF SOUTHSIDE BANK
Executive Committee and Loan/Discount Committee of Southside Bank
The Executive Committee is authorized to act on behalf of the Board of Directors of the Bank between scheduled Board meetings, subject to certain limitations.  The members of the Executive Committee comprise the Loan/Discount Committee of the Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.
In addition to the Company's Board members specified above, also serving on the committee as an advisory director of the Bank is T. L. Arnold, Jr., CCO.
Trust Committee of Southside Bank
The Trust Committee of the Bank is responsible for the oversight of the operations and activities of the Wealth Management and Trust Department. In addition to the Company's Board members specified above, also serving on this committee as advisory members are Julie N. Shamburger and Lonny Uzzell. Officers of the Bank who serve on the committee include Kim Christie, Emily Corbett, Bill Newburn and Hilary Walker.
Compliance, IT and Community Reinvestment Act (CRA) Committee of Southside Bank
The Compliance/IT/CRA Committee of the Bank is responsible for ensuring compliance with all appropriate statutes and reviews IT and community reinvestment activities.  The Compliance/IT/CRA Committee is comprised solely of persons who are directors of the Company and the Bank but who are not officers or employees.
Investment/Asset-Liability Committee (ALCO) of Southside Bank
The Investment/Asset-Liability Committee is responsible for reviewing the Bank’s overall asset and funding mix, asset-liability management policies and investment policies. In addition to the Company's Board members specified above, officers serving on this committee include T. L. Arnold, Jr., Curtis R. Burchard, Suni Davis, Kyle Gibson, Jared Green, Robby Plymail, Julie N. Shamburger and Lonny Uzzell.

Southside Bancshares, Inc. | 2026 Proxy Statement | 17

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION PROGRAM
The Board adopted a Director Compensation Program (the “Director Program”) for compensating non-employee directors of the Company for their time, commitment and contributions to the Board, including each non-employee’s service on the board of the Bank. Under the Director Program, non-employee directors are paid an annual retainer of $101,000, which is payable in quarterly installments, for each year of his or her service on the Board (each, a “Service Year”). Each Service Year commences on the date of the Company’s Annual Meeting at which Board members are elected or appointed. Employee directors do not receive compensation for service on the Company's Board or the board of the Bank.
In addition to the annual retainer, the following positions received an additional retainer for the 2025 service year as follows:

Position	Additional Retainer
Chairman	$48,500
Vice Chair	$23,500
Audit Committee Chair	$23,500
Compensation Committee Chair	$12,500
Risk Committee Chair	$12,500
Asset-Liability Committee Chair	$7,500
Innovation, Digital Banking and Information Technology Committee Chair	$7,500
Trust Committee Chair	$7,500
Corporate Governance and Nominating Committee Chair	$5,000

The Director Program provides that non-employee directors will receive at least 40% of their annual retainer in the form of restricted stock units (“RSUs”), with the balance payable in cash in quarterly installments. In addition, directors may elect to receive a larger percentage (up to 100%) of their annual retainer and additional retainers, as applicable, in the form of RSUs. The RSUs are granted on or about the first day of the Service Year and have a value on the grant date approximately equal to the amount of the annual cash retainer and/or additional retainer payments that he or she has elected to receive in the form of RSUs. The RSUs vest (become non-forfeitable) on the first anniversary of the grant date (or, if earlier, on the date of the Company’s Annual Meeting that occurs in the year immediately following the year of grant, in the event Grantee is not standing for re-election to the Board at such Annual Meeting) (with accelerated vesting on a pro rata basis in the event of death, disability or a change in control of the Company). Directors may elect to receive shares of common stock in settlement of their RSUs on the vesting date, or they may elect to defer the receipt of such shares and instead receive them on a specified anniversary of the grant date or upon termination of their service on the Board (subject, in each case, to earlier settlement upon a change in control of the Company).

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2025 DIRECTOR COMPENSATION
The table below summarizes the compensation earned by the Company's directors for the year ended December 31, 2025. Lee R. Gibson, the Company’s Former CEO, through his retirement on December 31, 2025, as well as Keith M. Donahoe, President and current CEO, are not included in the table below, as they were officers of the Company during 2025, and thus received no compensation for their service as a director during 2025. Mr. Gibson's and Mr. Donahoe's compensation amounts are shown in the Summary Compensation Table under Executive Compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Lawrence L. Anderson, M.D. (3)	$55,656	$54,239	$—	$109,895
S. Elaine Anderson, CPA (4)	79,975	40,389	—	120,364
Michael J. Bosworth (5)	39,406	60,599	—	100,005
Kirk A. Calhoun, M.D. (6)	64,506	46,631	—	111,137
Patricia A. Callan (7)	65,288	40,389	—	105,677
Shannon Dacus (8)	63,725	40,389	—	104,114
Alton L. Frailey (9)	33,063	75,727	—	108,790
John R. (Bob) Garrett (10)	84,111	40,389	—	124,500
George H. (Trey) Henderson, III (11)	20,344	—	—	20,344
Jeb W. Jones (12)	12,625	—	—	12,625
Raymond C. McKinney, CPA (12)	12,625	—	—	12,625
Tony K. Morgan, CPA (11)(13)	23,344	—	—	23,344
John F. Sammons, Jr. (11)	18,938	—	—	18,938
H. J. Shands, III (14)	109,111	40,389	—	149,500
Preston L. Smith (15)	42,275	68,089	—	110,364
Donald W. Thedford (11)	22,725	—	—	22,725
(1)Amounts reflect fees earned by each non-employee director in calendar year 2025.
(2)Directors receive at least 40% of their annual retainer in the form of RSUs and may elect to receive a larger percentage (up to 100%) of their annual retainer and additional retainers, as applicable, in the form of RSUs. Amounts reflect the aggregate grant date fair value of RSU awards determined in accordance with FASB ASC Topic 718, based on the fair market value of our common stock on the grant date, May 14, 2025. Because the Service Year runs from Annual Meeting to Annual Meeting, a portion of the RSUs granted in 2025 represents compensation for their service in calendar year 2026 prior to the 2026 Annual Meeting. To the extent a director elected to receive a higher percentage of his or her annual retainer or additional retainer in the form of RSUs for the Service Year beginning as of the 2025 Annual Meeting compared to the prior Service Year, the amount reported in the Stock Awards column will be higher by the amount that represents compensation for calendar year 2026.
(3)Compensation includes an additional retainer of $7,500 for serving as Innovation, Digital Banking and Information Technology Committee Chair.
(4)Compensation includes an additional retainer of $12,500 for serving as Risk Committee Chair, prorated for service ending as of the 2025 Annual Meeting, and $23,500 for Audit Committee Chair, prorated for service beginning as of the 2025 Annual Meeting.
(5)Compensation includes an additional retainer of $7,500 for serving Asset-Liability Committee Chair, prorated for service beginning as of the 2025 Annual Meeting.
(6)Compensation includes an additional retainer of $12,500 for serving as Risk Committee Chair, prorated for service beginning as of the 2025 Annual Meeting.
(7)Compensation includes an additional retainer of $12,500 for serving as Compensation Committee Chair prorated for service ending as of the 2025 Annual Meeting.
(8)Compensation includes an additional retainer of $5,000 for serving as Corporate Governance and Nominating Committee Chair, prorated for service beginning as of the 2025 Annual Meeting.
(9)Compensation includes an additional retainer of $12,500 for serving as Compensation Committee Chair, prorated for service beginning as of the 2025 Annual Meeting.
(10)Compensation includes an additional retainer of $23,500 for serving as Vice Chair of the Board.
(11)Director retired as of the 2025 Annual Meeting.
(12)Appointed to the Board effective as of November 15, 2025.
(13)Compensation includes $23,500 for Audit Committee Chair, prorated for service ending as of the 2025 Annual Meeting.
(14)Compensation includes an additional retainer of $48,500 for serving as Chair of the Board.
(15)Compensation includes an additional retainer of $5,000 for serving as Corporate Governance and Nominating Committee Chair, prorated for service ending as of the 2025 Annual Meeting and $7,500 for serving as Trust Committee Chair, prorated for service beginning as of the 2025 Annual Meeting.

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DIRECTOR STOCK OWNERSHIP POLICY
To help promote the alignment of the personal interests of the Company’s directors with the interests of our shareholders, in February 2014, the Company established a stock ownership policy for all non-employee directors. Under this policy, each non-employee director is required to own at least 5,000 shares of the Company’s common stock within five years after the date he or she is first elected as a director and must maintain such ownership while serving on the Board. For new directors, the acquisition period is measured using the calendar year, with the director's five-year accumulation period beginning on January 1 of the year following their election.
As of February 27, 2026, all current non-employee directors, except Jeb W. Jones and Raymond C. McKinney, CPA, who were both appointed to the Board on November 15, 2025, met the ownership requirement. As of February 27, 2026, Mr. Jones has 2,000 qualifying shares and Mr. McKinney has no qualifying shares and both directors will be required to own 5,000 shares by December 31, 2030. Alton L. Frailey's qualifying shares include vested and unvested RSUs subject to deferral elections that provide for conversion to shares of common stock in future tax years, and therefore these shares are not reflected in the beneficial ownership table below.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding beneficial ownership of our common stock as of February 27, 2026 for the following persons:
•each person known by us to beneficially own more than 5% of our outstanding common stock;
•each of our directors;
•each of our named executive officers included in our Summary Compensation Table; and
•all of our directors and executive officers as a group, including executive officers not named in the table.
Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence L. Anderson, M.D. (2)	19,709	*
S. Elaine Anderson, CPA (3)	35,310	*
Michael J. Bosworth (4)	99,055	*
Herbert C. Buie (5)	657,128	2.2
Kirk A. Calhoun M.D. (6)	18,185	*
Patricia A. Callan (7)	10,913	*
Shannon Dacus (8)	8,473	*
Keith M. Donahoe (9)	7,469	*
Alton L. Frailey	—	—
John R. (Bob) Garrett (8)	25,667	*
Lee R. Gibson, CPA (10)	155,898	*
Jeb W. Jones (11)	2,000	*
Raymond C. McKinney, CPA	—	—
H. J. Shands, III (12)	268,190	*
Preston L. Smith (13)	21,899	*
T. L. Arnold, Jr. (14)	33,135	*
Curtis R. Burchard (15)	2,775	*
Julie N. Shamburger, CPA (16)	67,578	*
BlackRock, Inc. (17)	4,043,073	13.6
The Vanguard Group (18)	2,162,164	7.3
All directors and executive officers of the Company as a group (24 in total). (19)	1,508,713	5.1
    *    Less than 1% of total outstanding shares (29,735,507) as of February 27, 2026.
(1)Unless otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person named.
(2)Dr. Anderson beneficially owns 15,929 shares held through a spousal trust. Dr. Anderson has sole voting and investment power with respect to 1,888 shares owned individually. Included in the total are 1,892 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(3)Ms. Anderson has sole voting and investment power with respect to 10,077 shares owned individually. Ms. Anderson owns 681 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 23,143 shares owned by Ms. Anderson's husband, of which she disclaims beneficial ownership. Also included in the total are 1,409 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(4)Mr. Bosworth has joint voting and investment power with his wife with respect to 17,730 shares owned jointly and has sole voting and investment power with respect to 63,032 shares owned individually. Mr. Bosworth beneficially owns 16,179 shares held by Bosworth & Associates, which he owns jointly with his wife. Also included in the total are 2,114 RSUs which will convert to shares of common stock within 60 days of the record date.
(5)Mr. Buie, Director Emeritus, has sole voting and investment power with respect to 389,288 shares owned individually, 231,053 shares held in an exemption trust and 5,000 shares held by Tyler Packing Co.  Mr. Buie also owns 23,451 shares in individual retirement accounts and has sole voting and investment power in these shares. Also included in the total 4,353 shares held in a trust for the benefit of their son, for which Mrs. Buie (deceased) served as trustee and 3,983 shares held in a trust for the benefit of their daughter, for which Mrs. Buie served as trustee.  Mr. Buie disclaims beneficial ownership of these 8,336 shares, which are included in the total.
(6)Dr. Calhoun has sole voting and investment power with respect to 1,509 shares owned individually. Dr. Calhoun also has joint voting and investment power with his wife with respect to 13,986 shares owned jointly. Dr. Calhoun also owns 1,063 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 1,627 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(7)Ms. Callan has sole voting and investment power with respect to 4,465 shares owned individually and 5,039 shares in an individual retirement account. Also included in the total are 1,409 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(8)Included in the total are 1,409 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(9)Mr. Donahoe has sole voting and investment power with respect to 6,645 shares owned individually.  He also has sole voting power, but not investment power, with respect to 824 shares owned in the Company’s ESOP, in which he is 80% vested.
(10)Mr. Gibson has sole voting and investment power with respect to 47,211 shares owned individually.  He also has sole voting power, but not investment power, with respect to 31,544 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Gibson owns 8,566 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 68,577 shares subject to stock options that are exercisable within 60 days of the record date.

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(11)Mr. Jones has sole voting and investment power with respect to 1,000 shares owned individually and 1,000 shares in an individual retirement account.
(12)Mr. Shands has sole voting and investment power with respect to 32,956 shares owned individually and 6,795 shares in an individual retirement account. Also included in the total are 5,721 shares owned by Mr. Shands' wife and 201,952 shares held in a spousal trust, of which he disclaims beneficial ownership. Also included in the total are 19,357 shares subject to stock options that are exercisable within 60 days of the record date and 1,409 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(13)Mr. Smith has joint voting and investment power with his wife with respect to 4,277 shares owned jointly and has sole voting and investment power with respect to 13,817 shares owned individually. Included in the total are 2,375 RSUs which will vest and convert to shares of common stock within 60 days of the record date. Also included in the total are 1,430 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership.
(14)Mr. Arnold has sole voting and investment power with respect to 16,692 shares owned individually.  He also has sole voting power, but not investment power, with respect to 1,906 shares owned in the Company’s ESOP, in which he is 100% vested. Also included in the total are 14,537 shares subject to stock options that are exercisable within 60 days of the record date.
(15)Mr. Burchard has sole voting and investment power with respect to 2,560 shares owned individually and has sole voting power, but not investment power, with respect to 215 shares owned in the Company's ESOP, in which he is 20% vested.
(16)Ms. Shamburger has sole voting and investment power with respect to 24,753 shares owned individually.  She also has sole voting power, but not investment power, with respect to 4,421 shares owned in the Company’s ESOP, in which she is 100% vested. Ms. Shamburger owns 8,630 shares in individual retirement accounts and has sole voting and investment power in these shares. Included in the total are 3,250 shares owned by Ms. Shamburger's husband, of which she disclaims beneficial ownership. Also included in the total are 26,524 shares subject to stock options that are exercisable within 60 days of the record date.
(17)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on October 17, 2025 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole voting power over 3,969,539 shares and sole dispositive power over 4,043,073 shares held as of September 30, 2025.  BlackRock also reported that certain persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock and that one person’s interest is more than five percent of our total outstanding common stock, iShares Core S&P Small-Cap ETF.  The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. The Schedule 13G/A contained information as of September 30, 2025 and may not reflect current holdings of the Company’s common stock. No amendment has since been filed.
(18)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”).  Vanguard reported that it has shared voting power over 18,537 shares, sole dispositive power over 2,117,657 shares and shared dispositive power over 44,507 shares held as of December 31, 2023.   The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A contained information as of December 31, 2023 and may not reflect current holdings of the Company’s common stock. No amendment has since been filed.
(19)Includes executive officer ownership of 75,329 shares not listed in the table. Included in the 75,329 shares, are 30,610 shares subject to stock options that are exercisable within 60 days of the record date.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The Board considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2026 Annual Meeting, each of which will be filed with the SEC.
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee of the Board.

Alton L. Frailey, Chair	Kirk A. Calhoun, M.D.
S. Elaine Anderson, CPA	Patricia A. Callan

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2025 to the following executive officers, who are referred to as the “named executive officers” or “NEOs.”
•Lee R. Gibson, CPA - Former Chief Executive Officer, retired as of December 31, 2025, and Director of the Company and the Bank;
•Julie N. Shamburger, CPA - Chief Financial Officer of the Company and the Bank and advisory director of the Bank;
•Keith M. Donahoe - President, current Chief Executive Officer, effective as of January 1, 2026, and Director of the Company and the Bank;
•Curtis R. Burchard - Chief Lending Officer of the Company and the Bank and advisory director of the Bank; and
•T. L. Arnold, Jr. - Chief Credit Officer of the Company and the Bank and advisory director of the Bank.
The Compensation Committee of the Board (the “Committee”) has the responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and occasionally engages outside consultants, as discussed below.  When determining compensation opportunities, the Committee evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership.
During 2025, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of the Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.
Compensation Philosophy and Objectives
The Committee believes the most effective executive compensation program is one that is designed to reward long-term and strategic performance and which aligns executives’ interests with those of the shareholders, with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include cash, stock-based compensation and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the Committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured

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against its peers utilizing outside independently produced peer group data.  The Committee also takes into consideration the results of outside examinations and audits.  The Committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide, the Committee then works through its process of evaluating and setting compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.
Setting Executive Compensation
Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.
The Committee utilizes a Compensation Peer Group for comparative purposes for compensation and performance-related benchmarks, as well as compensation structure. The Committee reviews the Compensation Peer Group annually to ensure continued appropriateness. In 2025, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent outside consultant to the Company, reporting directly to the Committee. Meridian advised the Committee on potential peers based on asset size and location, including metropolitan areas, given Southside's operations in metropolitan areas in Texas. In 2025, the Committee removed The First Bancshares, Inc., which was acquired by Renasant Corporation, and added FirstSun Capital Bancorp to the 2025 Compensation Peer Group. The Compensation Peer Group consists of 18 companies ranging in assets from $4.41 billion to $18.64 billion, as of the time of the study, with a focus on metropolitan areas. The companies comprising the 2025 Compensation Peer Group are listed as follows:

2025 Compensation Peer Group
Amerant Bancorp, Inc. (AMTB)	Origin Bancorp, Inc. (OBK)
Business First Bancshares, Inc. (BFST)	Renasant Corporation (RNST)
Capital City Bank Group, Inc. (CCBG)	Seacoast Banking Corporation of Florida (SBCF)
City Holding Company (CHCO)	ServisFirst Bancshares, Inc. (SFBS)
FB Financial Corporation (FBK)	SmartFinancial, Inc. (SMBK)
First Financial Bankshares, Inc. (FFIN)	South Plains Financial, Inc. (SPFI)
FirstSun Capital Bancorp (FSUN)	Stellar Bancorp, Inc. (STEL)
HomeTrust Bancshares, Inc. (HTB)	Triumph Financial, Inc. (TFIN)
National Bank Holdings Corporation (NBHC)	Veritex Holdings, Inc. (VBTX)
In addition, at the request of the Committee, Meridian performed an executive pay review, which evaluated the competitiveness of compensation opportunities for the Company's top executives. Meridian's review included comparing 2025 compensation components to Compensation Peer Group market data. The Committee considered Meridian's review in setting NEO's 2026 compensation amounts, structure and mix.
2025 Executive Compensation Components
For the fiscal year ended December 31, 2025, the principal components of compensation for NEOs were:
•Base salary;
•Annual incentive program;
•Long-term equity incentive awards;
•Retirement benefits;
•Perquisites and other personal benefits; and
•Health and welfare benefits.

2025 In Review
Southside Bancshares, Inc. financial results for 2025 included a return on average shareholders' equity of 8.40% and a return on average assets of 0.83%. Net income for 2025 decreased $19.3 million, or 21.8%, compared to 2024, and diluted earnings per common share decreased $0.62, or 21.3%. During 2025, loans increased 3.4%, deposits increased 3.2% and nonperforming assets as a percentage of total assets increased by 0.41% compared to 2024, but remained low at 0.45%.
Annual incentive pay out amounts for Mr. Gibson, Ms. Shamburger, Mr. Donahoe and Mr. Arnold decreased compared to 2024 primarily due to increased targets for EPS and ROATCE in 2025, driven by a higher budget, and financial results near target levels in 2025, compared to certain financial results surpassing target levels in 2024. Additionally, for Mr. Arnold, the annual

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incentive pay out decreased compared to 2024 due to the increase in nonperforming assets, which resulted in no payout for that performance measure in 2025.
Base Salary
The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salaries for NEOs are determined based on their position and responsibility by using comparable market data adjusted for duties and responsibilities.
During the review of base salaries for executives, the Committee primarily considers:
•Compensation Peer Group data;
•Internal review of the executive’s compensation, both individually and relative to other officers;
•Overall individual performance of the executive;
•Scope of responsibilities;
•Experience; and
•Tenure with the Company.
Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO (other than with respect to himself).  The NEO salaries for 2025 were approved by the Committee based on the CEO’s recommendations for the other NEOs and Company performance.
After considering all of the relevant factors and the performance of each executive, the Committee decided that Lee R. Gibson and Julie N. Shamburger would receive a 4.5% and 3.1% increase in base salary for 2025, respectively. Mr. Gibson, however, voluntarily requested that the Committee not increase his base salary for 2025, and accordingly, his base salary for 2025 remained at $845,000, the same as he received in 2024. Keith M. Donahoe received a 9.8% increase in starting 2025 base salary over his President salary from 2024, further in September 2025, he received an additional increase of 10.7%, as a result of taking on additional responsibilities in his role as President, resulting in a total base of $620,000. T. L. Arnold, Jr. and Curtis R. Burchard both received a 3.0% increase in base salary for 2025.
Annual Incentive Program
The Company's Annual Incentive Program (“AIP”) provides the Company's most senior executive officers with an opportunity to earn cash awards based on achievement of performance measures established by the Committee. We believe a significant amount of executive compensation should be contingent on Company performance.  The AIP formalizes this philosophy for our top executives by providing a cash incentive for the attainment of profitable growth and stable financial operating conditions.
Performance measures include quantitative performance goals and a qualitative scorecard. Performance measures are selected based on the role of the participant and their contributions to the Company. For the CEO, CFO, CLO and President, performance measures selected were Earnings Per Share (“EPS”), Loan Growth, Return on Average Tangible Common Equity (“ROATCE”) and qualitative scorecard. Performance measures selected for the CCO were EPS, ROATCE, Non-Performing Assets (“NPAs”), and qualitative scorecard.
Weightings are used to differentiate the relative importance or priority of the performance measures. Each participant is assigned a weighting for each performance measure by the Committee, with a total weighting of 100%. Each performance measure is weighted a minimum of 5%, with the total quantitative performance goals weighted 75%, and the qualitative scorecard weighted 25%. The payout for performance measures ranges from minimum threshold of 50%, target of 100% and maximum of 150%. Payout for performance between the minimum threshold, target and maximum is calculated on a straight line basis, and performance below the minimum threshold results in no payout.
Each participant is assigned a target award by the Committee, calculated as a percentage of base salary for the program year, which represents 100% target payout of all performance measures. For 2025, no changes were made to the NEO targets as a percentage of base salary for those already participating in the AIP, which were 50.0% for Mr. Gibson, 45.0% for Mr. Donahoe, 42.5% for Ms. Shamburger, 32.5% for Mr. Burchard and 40.0% for Mr. Arnold.
The qualitative scorecard represents 25% of total performance, the committee sets scorecard goals specific to each participant at the beginning of the program year. Such goals include developing new programs, succession coaching, developing talent and other strategic initiatives.
See the 2025 Grants of Plan-Based Awards table below for Threshold, Target and Maximum amounts for the NEOs under the AIP.

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The following table presents the performance measures and performance goals for the NEOs determined by the committee, as well as the actual results and payout as a % of the target for 2025:

Performance Measure	Threshold	Target	Maximum	2025		Actual Payout as a % of Weighted Target
	50% Payout	100% Payout	150% Payout	Results
EPS	$2.69	$3.16	$3.63	$3.13	(1)	96.8%
Loan Growth	4.00%	4.70%	5.41%	3.35%		—
ROATCE	12.90%	15.18%	17.46%	15.32%	(1)	103.1%
NPAs as a % of Total Assets	0.10%	0.04%	0.03%	0.45%		—
Qualitative Scorecard						125%(2) 100%(3)
(1) Net income was adjusted for net securities losses, net of tax, in the amount of $25.5 million for the purpose of this calculation.
(2) Payout for Lee R. Gibson, Julie N. Shamburger, Curtis R. Burchard and T. L. Arnold, Jr. was 125%.
(3) Payout for Keith M. Donahoe was 100%.

The following table presents for each NEO weightings for performance measures, total payout as a percentage of base salary, total payout as a percentage of target payout and total payout for 2025:

Performance Measure	Performance Measure Weighting
	Gibson	Shamburger	Donahoe		Burchard	Arnold
EPS	40%	40%	40%		40%	40%
Loan Growth	15%	15%	15%		20%	N/A
ROATCE	20%	20%	20%		15%	15%
NPAs as a % of Total Assets	N/A	N/A	N/A		N/A	20%
Qualitative Scorecard	25%	25%	25%		25%	25%
Target Payout as a % of Base Salary	50.0%	42.5%	45.0%	(1)	32.5%	40.0%
Total Payout as a % of Target Payout	90.6%	90.6%	84.3%	(1)	85.4%	85.4%
Total Payout ($)	$382,732	$190,573	$220,121		$141,607	$135,840
(1) Base salary for Mr. Donahoe was calculated based on the weighted average of initial base salary and increased base salary during the year.

Long-Term Equity Incentive Awards
At the 2025 Annual Meeting, shareholders approved the Southside Bancshares, Inc. 2025 Incentive Plan (the “2025 Incentive Plan”) which provides for the grant of equity awards to our employees, officers, directors and consultants.  The 2025 Incentive Plan serves as the successor to the Company’s 2017 Incentive Plan. The primary purpose of the 2025 Incentive Plan is to promote Company success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2025 Incentive Plan outlines the type of incentive awards to be granted under the plan.
In 2021, the Committee engaged Meridian to assist in designing a new Long-Term Equity Incentive Program (the "Program"), which started in fiscal year 2022. The Program provides the framework for long-term equity awards consisting of 50% performance-based restricted stock units (“PSUs”) and 50% time-based restricted stock units ("RSUs"). In 2025, the Committee granted PSUs and RSUs to the NEOs. The RSUs vest in equal annual installments over three years, subject to the grantee's continued employment on each vesting date. The PSUs cliff vest on the third anniversary of the grant date, subject to the grantee's continued employment on such date, and will be earned based on the Company's ROATCE relative to ROATCE of the KBW Nasdaq Regional Bank Index (NASDAQ: KRX) (the “Peer Group”), over a 3 year performance period, beginning January 1, 2025. Performance awards may be earned and vest between 0% and 150% of the target award, as outlined in the table below. See further information on the 2025 grants of the RSUs and PSUs in the 2025 Grants of Plan-Based Awards Table below.
For the 2026 Program year, the Committee adjusted the CEO's long-term equity incentive target payout as a percentage of base salary from 50% to 85%, as a result of Meridian's executive pay review, which evaluated the competitiveness of compensation opportunities for the Company's top executives against Compensation Peer Group market data.

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Company ROATCE Performance / Funding Scale
Company ROATCE Percentile Ranking Relative to ROATCE Peer Group	Percentage of Target Award Earned(1)
Below 25%	—
25%	50%
40%	80%
50%	100%
60%	120%
75% or greater	150%
(1) Payouts between performance levels will be determined based on straight line interpolation, and performance below the minimum threshold results in no share payout.
Equity Grant Practices
We do not have a formal policy for equity grants but we remain aware of and consider quarterly stock windows, as well as potential material non-public information, prior to any grants. We have not granted stock options in recent years. Equity grants are generally made on a scheduled basis, with executive grants occurring annually in the first quarter and corporate grants occurring every 18 months. We do not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material non-public information based on equity award grant dates.
Compensation Recoupment Policy
The Board has approved a Compensation Recoupment Policy consistent with applicable NYSE listing standards and Rule 10D-1 under the SEC's Exchange Act. The Compensation Recoupment Policy provides for Southside’s recovery of incentive-based compensation, and service-based compensation when applicable, to executive officers in certain circumstances, including erroneously awarded compensation in the event of an accounting restatement, as well as discretionary recoupment in cases of misconduct. The Compensation Recoupment Policy is filed as Exhibit 97 to our Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.

Executive Stock Ownership Policy
The Company maintains a stock ownership policy that determines the amount of common stock that should be held by the Company’s executive officers. The policy specifies the value of Company stock (the “Required Market Value”), as a multiple of the executive officer’s base salary in effect upon the later of May 15, 2025 (amended and restated date of the stock ownership policy) or the date the executive first becomes subject to the policy, which must be held by each executive officer, as follows:

Position	Multiple
Chief Executive Officer	3x Base Salary
President	2.5x Base Salary
Chief Financial Officer	2x Base Salary
Chief Lending Officer	2x Base Salary
Chief Credit Officer	2x Base Salary
Other Executive and C-Level Officers	0.5–2x Base Salary
The CEO, CFO, President, CLO and CCO are strongly encouraged to achieve ownership of a sufficient number of shares to satisfy the Required Market Value within five years of first becoming subject to the policy, and other C-Level and executive officers are strongly encouraged to comply with the policy within either five or seven years of first becoming subject to the policy.
In order to meet the stock ownership requirement, an executive officer may count all shares of common stock owned by the executive (including shares held in the Company’s 401(k) Plan (the “401(k) Plan”), vested shares held in the Company's ESOP, shares held in an IRA and shares beneficially owned through a trust) and outstanding RSUs, but excluding shares underlying unexercised stock options and unearned PSUs.
Once an executive officer has obtained shares having a value equal or greater to the Required Market Value, the executive’s ownership requirement is converted into a number of shares determined by dividing the Required Market Value by the then-current stock price (the “Required Share Level”). Once an executive’s Required Share Level is determined, he or she must continue to beneficially own at least that number of shares in order to be in compliance with the policy. An executive’s Required Market Value and Required Share Level will be recalculated in connection with a salary increase relating to a change in title, but otherwise will not change as a result of changes in base salary or fluctuations in the price of the Company’s stock.
Executive officers who are not in compliance with the policy after the applicable five or seven year period are required to retain 50% of the shares received upon exercise or conversion of equity incentive awards.

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For each NEO, the following table shows the number of shares deemed held under the policy and the percentage of the ownership requirement they have reached.

	Stock Ownership at	Ownership Requirement	Stock Held as a % of
Name	February 27, 2026	As of February 27, 2026	Ownership Requirement
Lee R. Gibson	94,412	5,000 shares	>100%
Julie N. Shamburger	47,387	2x base salary	>100%
Keith M. Donahoe	20,885	3x base salary	27%
Curtis R. Burchard	8,742	2x base salary	26%
T. L. Arnold, Jr.	23,362	2x base salary	89%
Retirement Benefits
Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide long-term benefits to the Company.  The Company believes its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.
Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) Plan, a tax-qualified defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”), pursuant to which participants are entitled to benefits, as well as a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  Effective December 31, 2020, all future benefit accruals and accrual of benefit service, including consideration of compensation increases, were frozen. No further benefits have been or will be earned by employees since that date. The participants are entitled to benefits based on average monthly compensation and years of credited service as of December 31, 2020. The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits Table in this proxy statement.

The Company has entered into deferred compensation agreements with each of the NEOs, with the exception of T. L. Arnold, Jr., that provide for the payment of a stated amount over a specific period of years. These deferred compensation agreements are described in more detail under the Pension Benefits Table in this proxy statement.
The Company has split dollar agreements with Lee R. Gibson, Julie N. Shamburger and Keith M. Donahoe, which allow the executives to designate the beneficiaries of death benefits under a life insurance policy. The split dollar agreement for Mr. Donahoe was effective February 19, 2026. These agreements are described in more detail under the Summary Compensation Table in this proxy statement.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  There were no changes in the types of perquisites provided in 2025.  Perquisites provided to NEOs during 2025 were Company paid club dues for each NEO, with the exception of Curtis R. Burchard and T. L. Arnold, Jr., a Company provided automobile for Julie N. Shamburger, Keith M. Donahoe and Curtis R. Burchard and housing costs for Mr. Donahoe.  Club memberships are made available to various officers who are expected to routinely entertain customers or prospective customers.
Health and Welfare Benefits
The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. The benefits include: medical, prescription, dental, vision, employee life, group life, health savings accounts and flexible spending accounts. NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a service requirement is a bank-provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.
Severance
The Company entered into Employment Agreements with Lee R. Gibson in October 2007, which terminated in connection with his retirement as of December 31, 2025, Julie N. Shamburger in June 2008, T. L. Arnold, Jr. in April 2014, and Keith M. Donahoe in January 2025, each of which provide for severance payments and benefits in the event the NEO’s employment is terminated by the Company without “cause,” by the executive for “good reason,” or as a result of a “change in control” (as such terms are

Southside Bancshares, Inc. | 2026 Proxy Statement | 28

defined in the employment agreements). The Board determined providing severance protection to the NEOs is in the best interest of the Company because providing severance benefits is a necessary tool in the competitive marketplace to attract and retain the services of talented executives who are critical to the success of the Company.  The severance and change in control termination amounts were negotiated based on the NEO's tenure, scope of responsibilities and other provisions in the agreement.
For a further discussion of severance payments, please see the terms of the Employment Agreements in this proxy statement.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.
The Committee intends to maximize deductibility of executive compensation while retaining discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

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EXECUTIVE COMPENSATION
The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2025, 2024 and 2023.  This information relates to compensation paid to the NEO's by the Bank, as the Company does not directly pay compensation to the NEOs.
SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)
Lee R. Gibson, CPA – Former Chief Executive Officer, retired December 31, 2025, and Director of the Company and the Bank	2025	$845,000	$315,000	$422,488	$382,732	$1,261,447	$36,392	$3,263,059
	2024	845,000	—	422,505	418,029	277,612	28,296	1,991,442
	2023	809,608	—	283,353	245,092	769,701	26,963	2,134,717
Julie N. Shamburger, CPA – Chief Financial Officer of the Company and the Bank and advisory director of the Bank	2025	495,000	—	197,992	190,573	215,451	29,040	1,128,056
	2024	480,000	—	192,003	201,841	31,227	87,991	993,062
	2023	463,000	—	124,992	119,139	247,828	27,983	982,942
Keith M. Donahoe – President and Current Chief Executive Officer, effective January 1, 2026, and Director of the Company and the Bank	2025	580,000	2,125	252,032	220,121	—	170,036	1,224,314
	2024	461,625	45,597	—	138,334	—	61,996	707,552
Curtis R. Burchard – Chief Lending Officer of the Company and the Bank and advisory director of the Bank	2025	510,000	—	127,470	141,607	—	28,703	807,780

T. L. Arnold, Jr. – Chief Credit Officer of the Company and the Bank and advisory director of the Bank	2025	397,500	200	149,060	135,840	—	20,048	702,648
	2024	386,000	—	144,771	182,963	—	19,892	733,626
	2023	357,167	—	87,114	108,371	—	19,132	571,784
(1)Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.
(2)For Mr. Gibson, the amount reflects a discretionary retirement bonus. For Mr. Donahoe, the amount is pursuant to and concludes his Advanced Compensation Agreement. See below for further discussion of the agreement. For Mr. Arnold, the amount reflects a referral incentive.
(3)Reflects the aggregate grant date fair value of RSUs and PSUs determined in accordance with FASB ASC Topic 718. Grant date fair value for RSUs is based on the fair market value of our common stock on the grant date. Grant date fair value for PSUs is based on the fair market value of our common stock on the grant date and the probable outcome of performance-based conditions at the time of grant. Assuming achievement of the PSU performance conditions at the highest level (rather than at target level), the aggregate grant date fair value of awards reflected in this column for 2025 would be higher by the following amounts: Mr. Gibson, $105,622; Ms. Shamburger, $49,514; Mr. Donahoe, $63,024; Mr. Burchard, $31,868; and Mr. Arnold, $37,265.
(4)Reflects amounts earned under the Annual Incentive Program. See the discussion above for more information regarding these performance-based cash bonuses.
(5)The amounts reported in this column reflect the change in aggregate actuarial present value of the NEOs accumulated benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values in 2025 under the Pension Plan were $327,599 for Mr. Gibson and $118,718 for Ms. Shamburger. The changes in pension value in 2025 under the Restoration Plan were $933,848 for Mr. Gibson and $96,733 for Ms. Shamburger. Mr. Donahoe, Mr. Burchard and Mr. Arnold do not participate in the Pension Plan or the Restoration Plan. Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits Table in this proxy statement.
(6)Amounts included in this column for 2025 are detailed in the All Other Compensation Table below.

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2025 ALL OTHER COMPENSATION TABLE
	Gibson	Shamburger	Donahoe	Burchard	Arnold
Company Provided Automobile (a)	$—	$3,750	$93,954	$8,655	$—
Club Dues (b)	8,979	5,242	14,034	—	—
401(k) Matching Contribution (c)	14,000	14,000	14,000	14,000	14,000
ESOP Contribution (d)	6,048	6,048	6,048	6,048	6,048
Retirement Gift	865	—	—	—	—
Housing (e)	—	—	42,000	—	—
Unused Vacation Pay (f)	6,500	—	—	—	—
Total	$36,392	$29,040	$170,036	$28,703	$20,048
(a)Ms. Shamburger, Mr. Donahoe and Mr. Burchard had use of a Company provided automobile in 2025. The automobile is included as incremental cost to the Company in the year of purchase, and fuel, maintenance and insurance costs are included as incremental cost each year. In 2025, Mr. Donahoe received a new automobile and the incremental cost to the Company was $91,246.
(b)The incremental cost of Company provided club dues to the NEOs.
(c)All NEO's are 100% vested in our 401(k) Plan.
(d)All NEO's are 100% vested in our ESOP, except for Mr. Donahoe and Mr. Burchard who are 80% and 20% vested, respectively.
(e)Housing cost reflects rental payments.
(f)Represents unused vacation pay on retirement date.

CEO Pay Ratio Disclosure
The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2025, our total number of active U.S. employees was 797. To determine our median employee pay, we chose gross compensation as our consistently applied compensation measure. We then annualized base salary for those employees who commenced work during 2025 and any employees who were on leave for a portion of 2025. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay.

Using this methodology, we identified the median employee, and that person's total annual compensation was $58,495. The total annual compensation of our CEO was $3,263,059. Accordingly, the ratio of CEO pay to median employee pay was 56:1.
Employment Agreements
The Company maintains employment agreements with Julie N. Shamburger, Keith M. Donahoe, and T. L. Arnold (the “Employment Agreements”). The Employment Agreement with Ms. Shamburger was entered into as of June 4, 2008, and had an initial term through June 4, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. The employment term was amended to a three-year term on October 25, 2018, with automatic one-year term extensions on each anniversary of the amendment date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until October 25, 2028. The Employment Agreement with Mr. Arnold was entered into as of April 28, 2014 and had an initial term through April 28, 2017, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until April 28, 2028. The Employment Agreement with Mr. Donahoe was entered into as of January 23, 2025 and has an initial term through January 23, 2028, with automatic one-year term extensions on each anniversary of the effective date, subsequent to the initial term, until a party gives 90 days' notice of non-renewal. This agreement is in effect until January 23, 2029.
The Employment Agreements provide for an annual base salary to be reviewed no less frequently than annually by the Committee, and entitle the executives to participate in the Company's annual incentive program (with a payment of not less than 12.5% of base salary for Ms. Shamburger). The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.
The Employment Agreements entitle the executives to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  In addition, the Employment Agreements state that the Company may pay annual country club dues and expenses for each of the executives.
The Employment Agreements also provide the executives with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control.”

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Split Dollar Agreements
The Bank has split dollar agreements with Lee R. Gibson, effective September 7, 2004, and Julie N. Shamburger, effective February 25, 2021. A split dollar agreement was executed with Keith M. Donahoe, effective February 19, 2026. The agreements provide that the Bank will be the owner and beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives' lives and provide the executives the right to designate the beneficiaries of the death benefits guaranteed in the agreement. Mr. Gibson's agreement originally provided for death benefits in an aggregate amount of $700,000, and Ms. Shamburger's originally provided for death benefits of $1.2 million. Mr. Donahoe's agreement provides for death benefits of $2.1 million. In all the agreements, prior to the executives' retirement, the amount is increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%. Post retirement, the amount decreases to a multiple of ending base salary of either 1.5 or 2.0 times. The agreement also states that after the executives' retirement date, the Company will pay an annual gross-up bonus to the executives in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself.
As of December 31, 2025, the expected death benefits for Mr. Gibson and Ms. Shamburger totaled $2.0 million and $1.5 million, respectively, under these agreements. There was approximately $4,000 of expense associated with the post retirement liability for the year ended December 31, 2025.
Advanced Compensation Agreement
The Advanced Compensation Agreement with Keith M. Donahoe was entered into on June 1, 2021, and provided for immediate advanced compensation of $8,500, which is subject to forgiveness, based on continuous employment, in the amount of $2,125 each annual anniversary through June 1, 2025.

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2025 GRANTS OF PLAN-BASED AWARDS

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2025:

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lee R. Gibson	AIP	—	$211,250	$422,500	$633,750	—	—	—	—	$—
	PSU	2/6/2025	—	—	—	3,268	6,536	9,804	—	211,244
	RSU	2/6/2025	—	—	—	—	—	—	6,536	211,244
Julie N. Shamburger	AIP	—	105,188	210,375	315,563	—	—	—	—	—
	PSU	2/6/2025	—	—	—	1,532	3,063	4,595	—	98,996
	RSU	2/6/2025	—	—	—	—	—	—	3,063	98,996
Keith M. Donahoe	AIP	—	130,500	261,000	391,500	—	—	—	—	—
	PSU	2/6/2025	—	—	—	1,950	3,899	5,849	—	126,016
	RSU	2/6/2025	—	—	—	—	—	—	3,899	126,016
Curtis R. Burchard	AIP	—	82,875	165,750	248,625	—	—	—	—	—
	PSU	2/6/2025	—	—	—	986	1,972	2,958	—	63,735
	RSU	2/6/2025	—	—	—	—	—	—	1,972	63,735
T.L. Arnold, Jr.	AIP	—	79,500	159,000	238,500	—	—	—	—	—
	PSU	2/6/2025	—	—	—	1,153	2,306	3,459	—	74,530
	RSU	2/6/2025	—	—	—	—	—	—	2,306	74,530

(1)Amounts reflect threshold, target and maximum payout levels for 2025 performance under the 2025 Annual Incentive Program. For more information regarding the 2025 Annual Incentive Program, see the discussion in “Compensation Discussion and Analysis.”
(2)Amounts reflect threshold, target and maximum payout levels for PSUs granted in 2025, pursuant to the Company's 2017 Incentive Plan, which may be earned based on the Company’s level of achievement of performance goals related to ROATCE, and cliff vest on the third anniversary of the grant date, subject to the grantee's continued employment on such date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. For more information regarding the PSUs and payout, see the discussion in “Compensation Discussion and Analysis.”
(3)Reflects RSUs granted under the 2017 Incentive Plan. The RSUs vest annually in three equal installments beginning on the first anniversary of the grant date, subject to the grantee's continued employment on such date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.
(4)Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for RSUs is based on the fair market value of our common stock on the grant date. Grant date fair value for PSUs is based on the fair market value of our common stock on the grant date and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
The table below sets forth information regarding outstanding stock options and stock awards, which includes RSUs and PSUs, held by the NEOs as of December 31, 2025:

			Option Awards (1)				Stock Awards (2)
Name	Grant Date	Vesting Period (Years) (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Lee R. Gibson	11/23/2016	3	16,304	—	$37.28	11/23/2026	—	$—	—		$—
	6/18/2018	3	24,095	—	34.50	6/18/2028	—	—	—		—
	11/21/2019	3	28,178	—	34.83	11/21/2029	—	—	—		—
	2/2/2023	3	—	—	—	—	1,398	42,485	—		—
	2/2/2023	3	—	—	—	—	—	—	3,958	(6)	120,284
	2/1/2024	3	—	—	—	—	5,037	153,074	—		—
	2/1/2024	3	—	—	—	—	—	—	4,618	(6)	140,341
	2/6/2025	3	—	—	—	—	6,858	208,415	—		—
	2/6/2025	3	—	—	—	—	—	—	1,905	(6)	57,893
Julie N. Shamburger	11/23/2016	3	6,461	—	37.28	11/23/2026	—	—	—		—
	6/18/2018	3	8,881	—	34.50	6/18/2028	—	—	—		—
	11/21/2019	3	11,182	—	34.83	11/21/2029	—	—	—		—
	2/2/2023	3	—	—	—	—	617	18,751	—		—
	2/2/2023	3	—	—	—	—	—	—	1,849		56,191
	2/1/2024	3	—	—	—	—	2,290	69,593	—		—
	2/1/2024	3	—	—	—	—	—	—	3,434		104,359
	2/6/2025	3	—	—	—	—	3,214	97,673	—		—
	2/6/2025	3	—	—	—	—	—	—	3,214		97,673
Keith M. Donahoe	11/17/2022	4	—	—	—	—	656	19,936	—		—
	11/16/2023	4	—	—	—	—	337	10,241	—		—
	2/6/2025	3	—	—	—	—	4,091	124,325	—		—
	2/6/2025	3	—	—	—	—	—	—	4,091		124,325
Curtis R. Burchard	7/18/2023	4	—	—	—	—	2,815	85,548	—		—
	2/6/2025	3	—	—	—	—	2,069	62,877	—		—
	2/6/2025	3	—	—	—	—	—	—	2,069		62,877
T.L. Arnold, Jr.	11/23/2016	4	3,420	—	37.28	11/23/2026	—	—	—		—
	6/18/2018	4	4,750	—	34.50	6/18/2028	—	—	—		—
	11/21/2019	4	6,367	—	34.83	11/21/2029	—	—	—		—
	2/2/2023	3	—	—	—	—	430	13,068	—		—
	2/2/2023	3	—	—	—	—	—	—	1,288		39,142
	2/1/2024	3	—	—	—	—	1,727	52,484	—		—
	2/1/2024	3	—	—	—	—	—	—	2,589		78,680
	2/6/2025	3	—	—	—	—	2,419	73,513	—		—
	2/6/2025	3	—	—	—	—	—	—	2,419		73,513

(1)Options were granted under the 2017 Incentive Plan and predecessor plans.  All options granted are for 10-year terms with an exercise price equal to the fair market value (closing price) on the date of the grant, adjusted for stock dividends.
(2)RSUs and PSUs were granted under the 2017 Incentive Plan and the number of outstanding awards have been adjusted for dividend equivalents. Fractional shares have been rounded for presentation purposes. For Lee R. Gibson, upon retirement on December 31, 2025, a prorata portion of his outstanding PSUs were cancelled based on the number of months elapsed between the date of his retirement and the regular vesting date. Mr. Gibson's RSUs will continue to vest in accordance with the award agreement and his continuous service as a director of the Company.
(3)Options and RSUs vest annually in equal installments over the years noted above, beginning on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. PSUs cliff vest on the third anniversary of the grant date, subject to the grantee's continued service on such date.

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(4)Reflects the value calculated by multiplying the number of shares underlying the RSUs and PSUs by $30.39 which was the closing price of our common stock on December 31, 2025.
(5)PSUs may be earned based on the Company’s level of achievement of performance goals relating to ROATCE over a three-year performance period beginning January 1, 2023 and ending December 31, 2025, January 1, 2024 and ending December 31, 2026 and January 1, 2025 and ending December 31, 2027, for PSUs granted February 2, 2023, February 1, 2024 and February 6, 2025, respectively. Amounts reported reflect target levels of achievement of the performance goals, which was the probable outcome as of December 31, 2025.
(6)For Mr. Gibson, PSU amounts reported in the table represent the remaining PSUs outstanding after the prorata cancellations.

2025 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares and the value realized upon exercise of stock options and vesting of stock awards for the year ended December 31, 2025 for each of the NEOs.

	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Award Type	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Lee R. Gibson	—	$—	RSU	4,961	$155,319
			PSU	5,043	147,374
Julie N. Shamburger	—	—	RSU	2,222	69,593
			PSU	2,234	65,283
Keith M. Donahoe	—	—	RSU	2,289	66,205
			PSU	—	—
Curtis R. Burchard	—	—	RSU	1,375	42,689
			PSU	—	—
T. L. Arnold, Jr.	—	—	RSU	1,609	50,450
			PSU	1,557	45,516
	—	$—		21,290	$642,429
(1)Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.
(2)Number of shares acquired does not include fractional shares, which were settled in cash.
(3)Value realized represents the fair market value of the shares on the vesting date, including fractional shares, which were settled in cash.

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2025 PENSION BENEFITS
The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEO's accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2025 to each of the NEOs, under each of the Pension Plan, Restoration Plan and Deferred Compensation Agreements as of December 31, 2025.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lee R. Gibson	Pension Plan	37.42	$2,870,759	$—
	Restoration Plan	37.42	6,750,521	—
	Deferred Compensation Agreement	N/A	309,081	—
Julie N. Shamburger	Pension Plan	38.58	1,793,610	—
	Restoration Plan	38.58	1,125,201	—
	Deferred Compensation Agreement	N/A	306,534	—
Keith M. Donahoe (1)	Deferred Compensation Agreement	N/A	45,010	—
Curtis R. Burchard (1)	Deferred Compensation Agreement	N/A	127,511	—
T. L. Arnold, Jr. (2)
(1)Does not participate in the Pension Plan or the Restoration Plan.
(2)Does not participate in the Pension Plan or the Restoration Plan, and does not have a Deferred Compensation Agreement.
Pension Plan
The Pension Plan is a tax-qualified defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.
Entrance into the Pension Plan was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the Pension Plan.  Effective December 31, 2020, all future benefit accruals and accrual of benefit service, including consideration of compensation increases, were frozen. No further benefits have been or will be earned by employees since that date. All participants in the Pension Plan are fully vested.  Mr. Gibson and Mr. Shamburger were participants in the Pension Plan as of December 31, 2025. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.
The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.
Formula (1) and Formula (2), calculated using Credit Service, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/2005 and the denominator is
total Credited Service
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/2005 and through
12/31/2020 and the denominator is total Credited Service
Formula (1) is an amount equal to:
2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS
1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS
0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

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Formula (2) is an amount equal to:
0.90% of Final Average Monthly Compensation times Credited Service, PLUS
0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Benefit Formula Definitions
Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company, frozen as of December 31, 2020.  The Company has no policy to grant extra years of credited service.
Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.
Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.
All participants must retire to be eligible to receive payments from the Pension Plan.
The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2025, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

FASB ASC Topic 715 Discount Rate as of 12/31/2024	5.58%
FASB ASC Topic 715 Discount Rate as of 12/31/2025	5.45%
Expected Retirement Age	65
Post-Retirement Mortality	Pri-2012 table, projected generationally using MP-2021 scale
Pre-Retirement Mortality, Disability or Turnover	None
Form of Payment
Qualified Retirement Plan	10-Year Certain & Life Annuity
Nonqualified Restoration Plan	10-Year Certain & Life Annuity

For a further discussion of the FASB ASC Topic 715 assumptions, please see “Note 10 - Employee Benefits” to our consolidated financial statements on Form 10-K, filed with the SEC on February 27, 2026.
Restoration Plan

The annual retirement income benefit for NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2025, for example, the ceiling was $350,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  Effective December 31, 2020, all future benefit accruals and accrual of benefit service, including consideration of compensation increases, were frozen. No further benefits have been or will be earned by employees since that date. The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.
Deferred Compensation Agreements
Under the terms of their deferred compensation agreements, Lee R. Gibson is entitled to receive $400,000, Julie N. Shamburger is entitled to receive $500,000 and Keith M. Donahoe is entitled to receive $500,000, all of which are payable monthly over 10 years, if the executive remains in the employment of the Bank until retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the

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executive shall be entitled to receive the payments.  If, prior to a “change in control” (as defined in the agreements), the executive terminates his or her employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his or her deferred compensation agreement.  If, after a change in control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under the agreement.  After a change in control, a termination by the executive for good reason shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.
Under the terms of the deferred compensation agreement for Curtis R. Burchard, Mr. Burchard is entitled to receive $300,000, which is payable monthly over 10 years, if the executive remains in the employment of the Bank until age 66, or upon permanent disability or death, whichever occurs first. If the executive’s employment is involuntarily terminated by the Company for any reason other than for “cause” (as defined in the agreements), the executive shall be entitled to receive the payments.  If, prior to a “change in control” (as defined in the agreements), the executive terminates his or her employment prior to attainment of age 63 for any reason other than death or disability, no amounts shall be due such executive under his or her deferred compensation agreement.  If, after a change in control, the executive terminates employment prior to attainment of age 63 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under the agreement.  After a change in control, a termination by the executive for good reason, the executive shall be entitled to receive the payments. If executive's employment is voluntarily terminated by executive, except as otherwise noted, after attaining age 63, executive shall receive the following amounts: i) After attaining age 63 but before attaining age 64 - $75,000; ii) After attaining age 64 but before attaining age 65 - $150,000; iii) After attaining age 65 but before attaining age 66 - $225,000; iv) After attaining age 66 - $300,000.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of their employment under various circumstances, assuming that the termination occurred on December 31, 2025. Lee. R Gibson retired on December 31, 2025, therefore he has only been included in reference to the payments he received in connection with his retirement.
Vested Benefits
Upon termination of employment, the NEOs would receive any vested compensation and benefits.  This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) Plan and ESOP.  In addition, eligible NEOs would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under deferred compensation agreements, as disclosed and described above in the 2025 Pension Benefits Table.
Employment Agreements
In addition, the Company has employment agreements with Julie N. Shamburger, Keith M. Donahoe and T. L. Arnold, Jr., which entitle each of the executives to certain payments and benefits upon termination or termination in connection with a change in control, as summarized below.
Voluntary termination by the executive; termination by the Company with Cause.  If an executive voluntarily terminates his or her employment or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his or her accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.
Involuntary termination.  If the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:
•any accrued but unpaid base salary;
•a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000 for Ms. Shamburger and Mr. Donahoe;
•a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year (or, in the case of Mr. Arnold, the actual bonus he would have earned for the year of termination) and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365; and
•any vested compensation deferred by the executive (unless otherwise required by an agreement).
Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).
Termination in connection with Change in Control.  If an executive’s employment is terminated by the Company due to a Change in Control (as defined in the Employment Agreements) or by the executive for Good Reason (as defined in the Employment Agreements) in the event of a Change in Control, he or she will be entitled to the same payments and benefits as if he or she had been terminated without Cause as described above (except, in the case of Mr. Arnold, the pro-rata bonus would be based on

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his Target Bonus). However, instead of the severance payment described above, the severance payment will be calculated as follows for Ms. Shamburger and Mr. Donahoe:
(a) if the termination occurs more than six (6) months prior to the closing of a pending event that results in a change of control or more than two (2) years after the occurrence of a change of control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or
(b)    if the termination occurs within six months prior or within two years after the occurrence of a change of control, the severance payment shall be the product of 2.99 for Mr. Donahoe and 2.0 for Ms. Shamburger times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
For Mr. Arnold the severance payment will be calculated as follows:
(a) if the date of termination occurs (i) following a Change in Control and during the same calendar year in which the Change in Control occurs or (ii) prior to the closing of a pending event that results in a Change in Control and during the same calendar year in which the Change in Control occurs, the Prorata Target Bonus shall equal the product of (x) Employee’s Target Bonus for the year of termination, and (y) a fraction, the numerator of which is the number of days in the calendar year through the date of termination, and the denominator of which is 365;
(b) a severance payment equal to the monthly salary for the remainder of the Initial Term or the then-current Extended Term, whichever is applicable, provided, however, that if the Date of Termination occurs within two years after the occurrence of a Change of Control, an additional severance payment in an amount equal to one times the Employee’s Base Salary in effect as of the Date of Termination shall be payable.
Termination due to death, Disability or Retirement.  If an executive’s employment is terminated due to death, Disability or Retirement (as such capitalized terms are defined in the Employment Agreements), he or she (or his or her estate) will receive accrued salary and Other Benefits pursuant to his or her employment agreement, plus acceleration of equity awards pursuant to the terms of the award agreements as described in footnote 3 to the table below.
Restrictive covenants.  The Employment Agreements contain confidentiality provisions and subject Mr. Donahoe and Mr. Arnold to certain non-compete and non-solicitation obligations during the term of employment with the Company for a one-year period and Ms. Shamburger for a six-month period following termination of employment.
Reduction in certain benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.
Equity Award Agreements
Restricted Stock Units. Under the terms of the RSU award agreements, RSUs become fully vested upon termination of employment due to death or disability. The RSUs also become fully vested upon a change in control, unless the awards are assumed by the surviving entity, in which case, the RSUs vest upon termination of employment without cause or resignation for good reason within two years after the effective date of the change in control.
Performance Stock Units. Under the terms of the PSU award agreements, upon the executive’s retirement (after attaining age 65 with at least five years of service with the Company) the PSUs become vested on a pro-rata basis (based on the number of months between the grant and the date of retirement), based on the Company’s actual ROATCE ranking relative to the Company’s ROATCE Peer Group over the full performance period. Mr. Gibson retired as of December 31, 2025 and his PSUs were cancelled on a pro-rata basis as described in this paragraph. Mr. Gibson's RSUs will continue to vest in accordance with the award agreement and his continuous service as a director of the Company.
Upon termination due to death or disability, PSUs become vested on a pro-rata basis (based on the number of months between the grant and the termination), and assuming achievement of 100% of the target award if the termination occurs in the first half of the performance period, or based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group (measured as of the date of termination), if the termination occurs during the second half of the performance period.
Upon a change in control, PSUs become vested on a pro-rata basis, unless the awards are assumed by the surviving entity, in which case the awards will become vested on termination of employment without cause or resignation within two years after the effective date of change in control, in either case assuming achievement of 100% of the target award if the event occurs in the first half of the performance period, or based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group (measured as of the date of the event) if the event occurs during the second half of the performance period.

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The following table quantifies the severance payments and benefits, including the value of the equity acceleration, the NEOs would be entitled to receive assuming their employment had been terminated as of December 31, 2025, or in the case of Lee R. Gibson retirement as of December, 31, 2025, without cause or for good reason (either absent or in connection with a Change in Control), or due to death, disability or retirement. No amounts for pro rata bonuses are included in the table because the disclosure assumes a termination of employment as of the last day of the Company's fiscal year. Actual amounts earned as annual incentives for 2025 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Termination of Employment	Severance Payment or Other Benefits ($)		Value of Equity Acceleration ($)		Total ($)
By the Company without cause without a change in control
Julie N. Shamburger	$1,405,493	(1)	$444,240	(5)	$1,849,733
Keith M. Donahoe	1,289,068	(1)	278,827	(5)	1,567,895
Curtis R. Burchard	—		211,302	(6)	211,302
T. L. Arnold, Jr.	924,596	(1)	330,400	(5)	1,254,996
By the Company without cause or by the executive for good reason in connection with a change in control
Julie N. Shamburger	1,410,750	(2)	444,240	(5)	1,854,990
Keith M. Donahoe	2,634,190	(2)	278,827	(5)	2,913,017
Curtis R. Burchard	—		211,302	(6)	211,302
T. L. Arnold, Jr.	1,322,096	(3)	330,400	(5)	1,652,496
Due to Retirement
Lee R. Gibson	—		318,509	(7)	318,509
Julie N. Shamburger	—		143,976	(7)	143,976
Keith M. Donahoe	—		34,535	(7)	34,535
Curtis R. Burchard	—		17,466	(7)	17,466
T. L. Arnold, Jr.	—		105,470	(7)	105,470
Due to Death or Disability
Julie N. Shamburger	1,520,319	(4)	329,993	(8)	1,850,312
Keith M. Donahoe	—		189,037	(8)	189,037
Curtis R. Burchard	—		165,891	(8)	165,891
T. L. Arnold, Jr.	—		244,535	(8)	244,535
(1)    Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his or her employment agreement as of December 31, 2025, plus an additional $10,000 for Ms. Shamburger and Mr. Donahoe.
(2)    Reflects a severance payment equal to the product of 2.99, in the case of Mr. Donahoe, or 2.0, in the case of Ms. Shamburger, times the sum (1) of the executive's salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
(3)     Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his employment agreement as of December 31, 2025, plus an additional severance payment equal to the product of 1.0 times the sum of the executive's salary in effect as of the termination.
(4)     Reflects payment under a split dollar agreement pursuant to which the executive is entitled to designate a beneficiary to receive death benefits under a life insurance policy in the event of the executive’s death while employed.
(5)    Reflects the fair market value as of December 31, 2025 of shares underlying unvested RSUs and PSUs (assuming target estimated payout for PSUs) based on the Company's estimated ROATCE ranking relative to the Company's ROATCE Peer Group as of the December 31, 2025, which would all accelerate upon the executive's termination of employment under the specified circumstances pursuant to the officer's employment agreement.
(6)     Mr. Burchard did not have an employment agreement, and as such, his unvested RSUs would accelerate and become vested pursuant to the terms of the award agreements, as described above. Accordingly, none of Mr. Burchard's equity awards would vest upon termination without cause absent a change in control, and all of his unvested RSUs would vest upon termination without cause or for good reason within two years of a change in control.
(7)    The RSU award agreement does not provide accelerated vesting for retirement. Under the terms of the PSU award agreements, the PSUs shall be earned pro-rata basis (based on the number of months between the grant and the termination), and based on actual performance at the end of the performance period. For disclosure purposes, we have used the current expected performance based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group as of December 31, 2025 (which would have resulted in an estimated payout of 100% for PSUs granted in 2023, 2024 and 2025, respectively).

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(8)    Under the terms of the RSU award agreements, the RSU awards become fully vested upon termination due to death or disability. Under the terms of the PSU award agreements, upon termination due to death and disability, the PSUs become vested on a pro-rata basis (based on the number of months between the grant and the termination), and assuming achievement of 100% of the target award in the event the termination occurs in the first half of the performance period (which applies to PSUs granted in 2025), or based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group, in the event the termination occurs during the second half of the performance period (which applies to PSUs granted in 2023 and 2024, and would have resulted in an estimated payout of 100%, based on the Company's actual ROATCE ranking relative to the Company's ROATCE Peer Group as of December 31, 2025).

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EQUITY COMPENSATION PLAN INFORMATION
The table below provides information as of December 31, 2025 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	773,933	$35.04	1.1 million
Equity compensation plans not approved by security holders	—	—	—
Total	773,933	$35.04	1.1 million
(a)Reflects stock options, RSUs and PSUs outstanding under the 2025 Incentive Plan and predecessor plans. PSUs are reflected at maximum payout of 150%.
(b)Reflects weighted-average exercise price of 430,454 stock options outstanding.
(c)Reflects shares available for issuance pursuant to the grant of awards (including full-value stock awards) under the 2025 Incentive Plan.

Southside Bancshares, Inc. | 2026 Proxy Statement | 42

PAY VERSUS PERFORMANCE
The table below shows total compensation, as set forth in the summary compensation table, and compensation actually paid ("CAP"), calculated in accordance with SEC Pay versus Performance regulations for our PEO and other NEOs, as well as certain performance measures, for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation actually paid to PEO ($)(2)	Average Summary Compensation Table Total for other NEOs ($)(3)	Average Compensation Actually Paid to other NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in Millions)	ROATCE %(6)
					TSR(4)	Peer Group TSR(5)
2025	$3,263,059	$1,630,618	$965,700	$885,397	$121.02	$130.14	$69.2	11.22%
2024	1,991,442	1,828,097	787,699	800,325	105.10	131.64	88.5	14.92%
2023	2,134,717	1,267,253	833,303	638,088	98.91	110.86	86.7	16.03%
2022	1,549,596	1,476,916	756,008	726,766	108.56	119.01	105.0	18.56%
2021	1,442,701	1,517,567	633,441	721,480	121.77	129.55	113.4	17.04%
(1)The Principal Executive Officer ("PEO") is Lee R. Gibson for all periods presented.
(2)The amount reported is calculated in accordance with SEC Pay versus Performance regulations and does not represent compensation received by our NEOs. See the detail of the calculation in the table below.
(3)For 2025, the other NEOs are Julie N. Shamburger, Keith M. Donahoe, Curtis R. Burchard and T. L. Arnold, Jr. For 2024, the other NEOs are Ms. Shamburger, Mr. Arnold, Brian McCabe and Mr. Donahoe. For 2023, 2022 and 2021, the other NEOs are Ms. Shamburger, Tim Alexander, Mr. McCabe and Mr. Arnold.
(4)Total Shareholder Return ("TSR").
(5)The peer group consists of the same companies included in our Form 10-K for the performance graph required by Item 201(e) of Regulation S-K. For 2020-2023, the peer group consisted of Cullen/Frost Bankers, Inc. (CFR), First Financial Bankshares, Inc. (FFIN), Hilltop Holdings (HTH), Independent Bank Group, Inc. (IBTX), Prosperity Bancshares, Inc. (PB), Texas Capital Bancshares, Inc. (TCBI) and Veritex Holdings, Inc. (VBTX). For 2024, the peer group consisted of the same peer companies used in prior years, excluding IBTX. For 2025, the peer group consisted of the same peer companies used in 2024, excluding VBTX and adding Stellar Bancorp, Inc. (STEL).
(6)The company-selected measure is ROATCE, a non-GAAP measure. In calculating ROATCE, Southside adds back the after tax amortization expense to net income available to common shareholders and subtracts average intangible assets for the period from average shareholders’ equity.

Southside Bancshares, Inc. | 2026 Proxy Statement | 43

The table below shows the calculation and related adjustments for compensation actually paid.

Year	Executive	Summary Compensation Table Total	Subtract: Change in Pension Value	Add: Service Cost and Prior Service Cost (1)	Subtract: Equity Grants at Grant Date Fair Value	Add: Equity Awards Granted at Year-End Value (2)(3)	Add: Change in Value of Unvested Equity Awards (3)(4)	Add: Change in Value of Vested Equity Awards (3)(5)	Compensation Actually Paid
2025	PEO	$3,263,059	$1,261,447	$—	$422,488	$266,308	$(195,737)	$(19,077)	$1,630,618
	Other NEOs	965,700	53,863	—	181,639	179,197	(19,163)	(4,835)	885,397
2024	PEO	1,991,442	277,612	—	422,505	514,583	27,200	(5,011)	1,828,097
	Other NEOs	787,699	20,352	—	116,343	141,723	8,787	(1,189)	800,325
2023	PEO	2,134,717	769,701	—	283,353	228,198	(26,882)	(15,726)	1,267,253
	Other NEOs	833,303	156,007	—	110,117	88,683	(10,409)	(7,365)	638,088
2022	PEO	1,549,596	—	—	271,144	242,428	(9,250)	(34,714)	1,476,916
	Other NEOs	756,008	—	—	106,333	95,050	(4,777)	(13,182)	726,766
2021	PEO	1,442,701	172,927	—	125,187	139,344	82,083	151,553	1,517,567
	Other NEOs	633,441	3,661	—	46,486	51,742	34,621	51,823	721,480
(1)Reflects the actuarially determined service cost for services rendered by executives during the reported year (i.e. service cost). We note our Pension Plan was frozen effective December 31, 2020, thus no service cost thereafter. Additionally, there was no prior service cost in any of the reported years.
(2)The amount reported reflects equity awards granted during the fiscal year and dividend equivalents accrued during the year of grant, valued as of fiscal year end. PSU reflect expected performance as of year end for each reporting period. The 2025 amount for Mr. Gibson reflects the value of cancelled PSUs, in conjunction with his retirement as of December, 31, 2025, removed from the total as of year end.
(3)NQSO grant date fair values were calculated using the Black-Scholes option pricing model as of the grant date. We note no NQSOs were granted in any of the years presented. NQSOs have been remeasured as of each measurement date using the stock price as of the measurement date and updated assumptions: expected term, volatility, dividend yield and risk-free rate as of the measurement date. RSU fair values are calculated using the stock price as of the grant date, and stock price was updated for each measurement period to reflect the stock price on such date. PSUs fair values are calculated using the stock price as of the grant date assuming target performance and was updated for each measurement period to reflect the stock price and expected payout levels as of such date.
(4)The amount reported reflects the increase (decrease) in fair value from prior fiscal year end to fiscal year end for the reporting period for equity awards. Dividend equivalents accrued in the year of the period presented are presented at fair value as of year end. Dividend equivalents accrued in prior periods reflect the change in fair value from prior fiscal year end to the fiscal year end for the reporting period. The 2025 amount for Mr. Gibson reflects the value of cancelled PSUs, in conjunction with his retirement as of December, 31, 2025, removed from the total as of year end.
(5)The amount reported reflects the increase (decrease) in fair value from prior fiscal year end to the vesting date in the reporting period. Dividend equivalents are included. Dividend equivalents accrued in the year of the period presented are presented at fair value as of the vest date. Dividend equivalents accrued in prior periods reflect the change in fair value from prior fiscal year end to the vesting date for the reporting period.
Financial Performance Measures
As discussed in our CD&A, the Committee uses several performance measures throughout compensation programs to align NEO pay with performance. Below are the financial performance measures we believe represent the most important financial measures used to link compensation to company performance for NEOs for 2025. See CD&A for discussion of these measures.

Financial Performance Measure
EPS
ROATCE
Loan Growth

Southside Bancshares, Inc. | 2026 Proxy Statement | 44

Relationship between Compensation Actually Paid and Performance
The graphs below show the relationship of CAP for our PEO and other NEOs in 2021, 2022, 2023, 2024 and 2025, to total shareholder return, the Company's net income and the Company's ROATCE.

CAP vs. TSR
2,000
1,500
1,000
500
—
CAP (in thousands)
$150
$125
$100
$75
$50
TSR
2021
2022
2023
2024
2025
PEO
Other NEOs
Company TSR
Peer TSR

Southside Bancshares, Inc. | 2026 Proxy Statement | 45

CAP vs. Net Income
CAP (in thousands)
2,000
1,500
1,000
500
—
Net Income (in millions)
$125
$100
$75
$50
$25
$—
2021
2022
2023
2024
2025
PEO
Other NEOs
Net Income

CAP vs. ROATCE
2,000
1,500
1,000
500
—
CAP (in thousands)
20%
15%
10%
5%
—%
ROATCE
2021
2022
2023
2024
2025
PEO
Other NEOs
ROATCE

Southside Bancshares, Inc. | 2026 Proxy Statement | 46

PROPOSAL 2 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. At the 2025 Annual Meeting of Shareholders, approximately 95.9% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Company’s compensation program. At the 2023 Annual Meeting, the Company’s shareholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Company should include a Say-on-Pay vote in its proxy statement for shareholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Company will hold Say-on-Pay votes every year until the next required non-binding, advisory vote on the frequency of such votes, which is to be held no later than the Company's 2029 Annual Meeting of Shareholders.
Accordingly, the Board is providing shareholders with the opportunity to cast a non-binding advisory vote on the named executive officer compensation program at our 2026 Annual Meeting. This vote will not be binding on or overrule any decisions by the Board, and will not create or imply any additional fiduciary duty on the part of the Board. However, our Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
As described in greater detail in our Compensation Discussion and Analysis above, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives. Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders. We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.
The Board invites our shareholders to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and cast a vote to approve the Company’s executive compensation programs through the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The Board recommends a vote FOR the non-binding advisory vote on the compensation of the Company's named executive officers.

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PROPOSAL 3 - AMENDMENT TO THE RESTATED CERTIFICATE OF FORMATION TO CREATE FLEXIBLE PREFERRED STOCK
Our Board has unanimously approved and recommends to the Company’s shareholders an amendment to the Company’s Restated Certificate of Formation (the “Certificate of Formation”) to authorize the issuance of up to 8,000,000 shares of preferred stock, no par value per share (the “Flexible Preferred Stock”), which may be issued by the Company in the future with such designations, preferences, limitations, and relative rights as determined by the Board, without further shareholder action. Our Board believes it is advisable and in the best interest of the Company and its shareholders to authorize the issuance of the Flexible Preferred Stock for the principal reason of providing greater flexibility in financing the Company’s operations, including supporting the continued growth of Southside Bank. Our Board has committed that the Company will not utilize the Flexible Preferred Stock for “anti-takeover” purposes.
The Proposed Amendment
If the proposed amendment is approved by the Company’s shareholders, ARTICLE FOUR of the Certificate of Formation would be amended in its entirety to read as follows:
“ARTICLE FOUR
The total number of shares of capital stock that the Corporation shall have authority to issue is 88,000,000, consisting of: (i) 80,000,000 shares, $1.25 par value per share, of common stock (“Common Stock”) and (ii) 8,000,000 shares, no par value per share, of preferred stock (“Preferred Stock”).
The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the Texas Business Organizations Code the designations, preferences, limitations, and relative rights of any wholly unissued series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.”
The proposed amendment, if approved by our shareholders, will become effective upon the filing of the amendment to the Certificate of Formation with, and acceptance for filing by, the Secretary of State of the State of Texas, which we intend to do promptly after the Annual Meeting.
Purpose of the Flexible Preferred Stock
In contrast to the vast majority of our peers, the Company currently does not have the authority, without shareholder approval, to issue shares of preferred stock. The proposed amendment is being sought to enhance our ability to engage in financing transactions and other business activities typical for the financial services industry by permitting the Board to designate and issue one or more future series of preferred stock, and to authorize the Board to fix the designations, preferences, limitations, and relative rights relating to the shares of each series of preferred stock. The Board would make any determination to issue shares of preferred stock based on its judgment as to what is in the best interests of the Company and its shareholders.
The Company and its banking subsidiary, Southside Bank, are well capitalized, and the Company currently has no plans or arrangements to issue shares of preferred stock that would be authorized by the proposed amendment. The Board believes that the flexibility to negotiate and structure investments to raise capital quickly outweighs any disadvantages of giving the Board the discretion to issue preferred stock without further shareholder approval.
Principal Effects of the Amendment
Having the authority to create equity instruments with flexible provisions will provide the Company with the greatest possible flexibility in connection with possible future actions, such as financings, stock issuances, stock dividends, acquisitions and strategic transactions or other purposes. The Flexible Preferred Stock would have such designations, preferences, limitations, and relative rights as shall be expressed in the resolution or resolutions providing for the issuance of such Flexible Preferred Stock adopted by the Board from time to time. These rights would include, but not be limited to (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) dividend rights and the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the voting rights, if any, of shares of each class or series; and (v) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company, or other securities.
For example, the availability of the Flexible Preferred Stock would permit the Board to negotiate the precise terms of an equity investment in the Company by creating a new series of preferred stock without incurring the delay and expense of first calling a special meeting of shareholders to approve an issuance of a special class of shares. All 8,000,000 shares of the Flexible

Southside Bancshares, Inc. | 2026 Proxy Statement | 48

Preferred Stock would be available for issuance without further action by the shareholders of the Company, and the Company would not be required to seek shareholder approval prior to the issuance of any Flexible Preferred Stock, unless required by law or otherwise deemed appropriate by the Board. This flexibility will permit the Company to take advantage of market conditions as they occur and better position the Company to effectively negotiate with and satisfy the precise financial criteria of a potential investor in a timely manner.
The availability of undesignated Flexible Preferred Stock may have certain negative effects on the rights of the Company’s common shareholders. The actual effect of the issuance of any shares of Flexible Preferred Stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of a series of such Flexible Preferred Stock. However, the proposed amendment will permit the Board, without future shareholder approval, to issue Flexible Preferred Stock with dividend, liquidation, conversion, voting or other rights that may be superior to and could adversely affect the voting power or other rights of the holders of Common Stock. As a result, the issuance of shares of preferred stock may, among other things, have a dilutive effect on earnings per share, and on the book and equity value and voting power of existing shareholders. Such dilution may be substantial, depending upon the number of and terms of the shares issued. Furthermore, the issuance of shares of preferred stock could result in holders of Common Stock receiving less in the event of a liquidation, dissolution, or other winding up of the Company and restrict or reduce the amount of funds available for dividends on Common Stock.
The failure to adopt the proposed amendment could limit the Company’s ability to engage in future capital raising transactions, acquisitions, or other strategic transactions. In such cases, the Company may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to adopt an amendment to the Certificate of Formation to allow the Company to proceed with such transactions.
Possible Anti-Takeover Effect of Proposals
Adoption of the proposed amendment to the Certificate of Formation could have certain anti-takeover effects that may discourage unilateral tender offers or other attempts to acquire the Company. The availability of Flexible Preferred Stock may be viewed as having the effect of discouraging an attempt by another person or entity from trying to acquire a substantial number of common shares in an attempt to gain control of the Company, because the Company could quickly authorize a class of Flexible Preferred Stock to adopt a shareholder rights plan or “poison pill.”
The Board did not approve the proposed amendment in connection with or for the purpose of thwarting a takeover of the Company, and neither the Board nor management has any knowledge of any current efforts to effect such a takeover.
Furthermore, the Board has committed that the Company will not utilize the Flexible Preferred Stock as an “anti-takeover” defense or in a shareholder rights plan without first submitting any such shareholder rights plan to the Company’s shareholders for approval.
The Board unanimously recommends that shareholders vote “FOR” the proposal to amend the Company’s Certificate of Formation to create flexible preferred stock.

Southside Bancshares, Inc. | 2026 Proxy Statement | 49

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee, during the fiscal year ended December 31, 2025, are a current or former officer or employee of the Company.
During the fiscal year ended December 31, 2025:
•No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.
•No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.
•No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.
For information concerning transactions by the Company and the Bank with certain members of the board of directors of the Bank, please see “Transactions with Directors, Officers and Associates.”
TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
The Board of Directors reviews and discusses each potential transaction between the Company and a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove such transactions.  Directors or executive officers who have an interest in a particular transaction do not vote on such transaction.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.
Certain of the executive officers and directors of the Company and the Bank (and their associates) are customers of the Bank and have been granted loans in the ordinary course of business.  The Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by the Bank to executive officers and directors of the Company and the Bank are made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank and do not involve more than the normal risk of collection or present other features that are unfavorable to the Bank.  Prior approval by a majority of the Board of Directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of the Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances to directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by the Bank who are considered executive officers under Federal Reserve regulations are subject to prior approval by the Board of Directors.  The Company expects ongoing transactions with its executive officers and directors as well as directors and officers of the Bank.
Richard K. Gibson, son of Lee R. Gibson, CPA, is employed by the Bank and received compensation of $313,953 in 2025. Toni Brooks, sister of T. L. Arnold, Jr., is employed by the Bank and received compensation of $131,163 in 2025. The Company has insurance policies through Bosworth & Associates, which is owned by director Michael Bosworth. In 2025, premiums paid for our policies with Bosworth & Associates totaled $1,298,026 and commissions paid totaled $181,646.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2025 all Section 16(a) filing requirements were complied with on a timely basis except that: Directors Lawrence L. Anderson, M.D, S. Elaine Anderson, CPA, Michael J. Bosworth, Kirk A. Calhoun, M.D., Patricia A. Callan, Shannon Dacus, Alton L. Frailey, John R. (Bob) Garrett, H. J. Shands, III and Preston L. Smith, each filed a late Form 4 on May 21, 2025 to report an acquisition of shares from the Company granted on May 14, 2025; and Keith M. Donahoe, President and CEO, filed a late Form 4 on June 9, 2025 to report the withholding of shares to satisfy tax withholding requirements in connection with a RSU vesting on March 22, 2025.

Southside Bancshares, Inc. | 2026 Proxy Statement | 50

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2025 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the independent registered certified public accounting firm, EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the PCAOB, the rules of the SEC, and other applicable regulations.

The Audit Committee has received the written disclosures from EY regarding the auditors' independence required by the PCAOB.
The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY with and without management present, to discuss the results of their financial statement audit, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted by the Audit Committee of the Board.

S. Elaine Anderson, CPA, Chair	Preston L. Smith
Shannon Dacus	Raymond C. McKinney, CPA

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INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
EY served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2025 and has been selected by the Audit Committee as the Company's independent registered certified public accounting firm for the year ended December 31, 2026.
Independent Registered Certified Public Accounting Firm Fees
The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2025 and 2024 to EY, the Company’s independent registered certified public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2025	2024
Audit Fees(1)	$1,481,000	$1,413,000
Audit Related Fees(2)	70,000	67,100
Tax Fees(3)	118,324	95,740
Total Fees	$1,669,324	$1,575,840
(1)Audit fees consist primarily of fees for services provided in connection with the annual audit of our financial statements and internal control over financial reporting, reviews of quarterly financial statements and other documents filed with the SEC, comfort letter, compliance and consent engagements.
(2)Audit related fees consist of fees for the audit of our 401(k) Plan.
(3)Tax fees consist of fees primarily related to the performance of tax compliance services, including the preparation, review and filing of tax returns and consulting services for various matters.
Auditor Fees Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered certified public accounting firm to the Company, currently EY.  The policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit, audit-related and non-audit services provided by EY during 2025.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected EY to serve as the Company’s independent registered certified public accounting firm for the year ending December 31, 2026.  EY has served as the Company’s independent registered certified public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than as independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered certified public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to its shareholders as a matter of good corporate practice.  If our shareholders do not ratify the appointment of EY, then the appointment of an independent registered certified public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.  Representatives of EY are expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2026.

Southside Bancshares, Inc. | 2026 Proxy Statement | 52

ANNUAL REPORT TO SHAREHOLDERS
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations. The Company’s public filings with the SEC may also be obtained free of charge on the Company’s website at https://southside.com/filings.
SHAREHOLDER PROPOSALS
SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2027 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 25, 2026.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2027 proxy solicitation materials.
In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2027 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2027 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the 2026 Annual Meeting, must submit the proposal not earlier than January 14, 2027 and no later than February 13, 2027.
For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2027 Annual Meeting, SEC rules permit the persons named as Proxies in the proxy solicitation materials to vote proxies in their discretion if: (1) the proposal is received before February 13, 2027 and we advise shareholders in the 2027 proxy solicitation materials about the nature of the matter and how the Board intends to vote on such matter, or (2) the proposal is not received before February 13, 2027.
In addition to satisfying the foregoing requirements with respect to director nominations, to comply with the SEC's universal proxy card rules, shareholders who intend to solicit proxies in support of director nominees other than the Board's nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 15, 2027.
HOUSEHOLDING
The SEC rules permit us, with your permission, to send a single set of our proxy statement and annual report to any household at which two or more shareholders reside if we believe they are members of the same family.  Each shareholder will continue to receive a separate proxy card.  This procedure, known as “householding,” reduces the volume of duplicate information households receive, while also reducing our expenses and associated environmental impact. In order to take advantage of this opportunity, we have delivered only one proxy statement to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date.  We will deliver a separate copy of the proxy statement, as requested, to any shareholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement, either now or in the future, you can request a separate copy of the proxy statement by calling us at (877) 639-3511 or by writing to us at any time at the following address: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations.
GENERAL
The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

Southside Bancshares, Inc. | 2026 Proxy Statement | 53

Preliminary Proxy Card - Subject to Completion

SOUTHSIDE BANCSHARES, INC.™

SOUTHSIDE BANCSHARES, INC.
ATTN: LINDSEY BAILES
1201 S. BECKHAM AVE.
TYLER, TX 75701-3320

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85423-P46333 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHSIDE BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees with Terms Expiring 2029:

01) Lawrence L. Anderson, M.D.
02) Keith M. Donahoe
03) H. J. Shands, III
04) Preston L. Smith

Nominee with Term Expiring 2028:

05) Jeb W. Jones

Nominee with Term Expiring 2027:

06) Raymond C. McKinney, CPA

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V85424-P46333

SOUTHSIDE BANCSHARES, INC.
2026 ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 14, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2026 Annual Meeting of Shareholders of Southside Bancshares, Inc. will be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702 on Thursday, May 14, 2026 11:30 a.m., Central Time.

The shareholder(s) hereby appoint(s) S. Elaine Anderson, CPA, Kirk A. Calhoun M.D., Patricia A. Callan, Shannon Dacus, Alton L. Frailey, John R. (Bob) Garrett, and Lee R. Gibson, CPA, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Southside Bancshares, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 14, 2026, 11:30 a.m. Central Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE